EXECUTION VERSION 4859-2467-6647.5 SECURITIES PURCHASE AGREEMENT by and among TITAN MACHINERY INC., SELLERS SET FORTH HEREIN, HEARTLAND SOLUTIONS, LLC, SELLER REPRESENTATIVE IDENTIFIED HEREIN, AND solely for purposes of being bound by Sections 6.07 and 9.13 hereof, GORDON GLADE dated as of JULY 8, 2022 075184.00003 Business 22636164v9

TABLE OF CONTENTS Page - 2 - 4859-2467-6647.5 ARTICLE I DEFINITIONS ............................................................................................................6 ARTICLE II PURCHASE AND SALE ........................................................................................22 Section 2.01 Purchase and Sale .......................................................................................22 Section 2.02 Purchase Price .............................................................................................22 Section 2.03 Transactions to be Effected at the Closing ...............................................22 Section 2.04 Purchase Price Adjustment ........................................................................23 Section 2.05 Closing ..........................................................................................................26 ARTICLE III REPRESENTATIONS AND WARRANTIES REGARDING THE HEARTLAND COMPANIES ................................................................................................................................26 Section 3.01 Organization, Authority and Qualification of the Heartland Companies. .......................................................................................................................27 Section 3.02 Capitalization ..............................................................................................27 Section 3.03 No Subsidiaries ............................................................................................28 Section 3.04 No Conflicts; Consents ................................................................................29 Section 3.05 Financial Statements. ..................................................................................29 Section 3.06 Undisclosed Liabilities ................................................................................30 Section 3.07 Absence of Certain Changes, Events and Conditions ..............................31 Section 3.08 Material Contracts ......................................................................................33 Section 3.09 Title to Assets; Real Property. ...................................................................36 Section 3.10 Assets ............................................................................................................38 Section 3.11 Intellectual Property; IT Systems. .............................................................38 Section 3.12 Privacy and Data Security ..........................................................................41 Section 3.13 Inventory ......................................................................................................42 Section 3.14 Accounts Receivable; Accounts Payable. ..................................................42 Section 3.15 Customers ....................................................................................................43 Section 3.16 Related Party Transactions ........................................................................43 Section 3.17 Insurance ......................................................................................................44 Section 3.18 Legal Proceedings; Governmental Orders. ..............................................45 Section 3.19 Compliance With Laws; Permits. ..............................................................45 Section 3.20 Environmental Matters. .............................................................................46 Section 3.21 Employee Benefit Matters. .........................................................................48 Section 3.22 Employment Matters. .................................................................................49 Section 3.23 Taxes .............................................................................................................49 Section 3.24 Books and Records ......................................................................................52

TABLE OF CONTENTS Page - 3 - 4859-2467-6647.5 Section 3.25 Brokers .........................................................................................................53 Section 3.26 Export/Import. ............................................................................................53 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLERS ..............................54 Section 4.01 Authority of Seller .......................................................................................54 Section 4.02 Title to Securities .........................................................................................54 Section 4.03 Legal Proceedings; Governmental Orders ...............................................55 Section 4.04 No Conflicts; Consents ................................................................................55 Section 4.05 Brokers .........................................................................................................55 ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER ...................................55 Section 5.01 Organization and Authority of Buyer .......................................................55 Section 5.02 No Conflicts; Consents ................................................................................56 Section 5.03 Investment Purpose .....................................................................................56 Section 5.04 Brokers .........................................................................................................56 Section 5.05 Sufficiency of Funds ....................................................................................56 Section 5.06 Legal Proceedings........................................................................................56 ARTICLE VI COVENANTS ........................................................................................................56 Section 6.01 Conduct of Business Prior to the Closing .................................................56 Section 6.02 Access to Information .................................................................................58 Section 6.03 No Solicitation of Other Bids. ....................................................................58 Section 6.04 Notice of Certain Events. ............................................................................59 Section 6.05 Resignations .................................................................................................59 Section 6.06 Confidentiality .............................................................................................59 Section 6.07 Non-Competition; Non-Solicitation. ..........................................................60 Section 6.08 [Reserved]. ...................................................................................................61 Section 6.09 Non-Disparagement ....................................................................................61 Section 6.10 Governmental Approvals and Consents ...................................................61 Section 6.11 Books and Records. .....................................................................................63 Section 6.12 Pre-Closing Transfers .................................................................................64 Section 6.13 Closing Conditions ......................................................................................65 Section 6.14 Public Announcements ...............................................................................65 Section 6.15 Further Assurances .....................................................................................65 ARTICLE VII TAX MATTERS ...................................................................................................65 Section 7.01 Tax Covenants. ............................................................................................65

TABLE OF CONTENTS Page - 4 - 4859-2467-6647.5 Section 7.02 Termination of Existing Tax Sharing Agreements ..................................67 Section 7.03 Straddle Period ............................................................................................67 Section 7.04 Tax Treatment .............................................................................................67 Section 7.05 Allocation of Purchase Price ......................................................................67 Section 7.06 Tax Consistency ...........................................................................................68 Section 7.07 Contests ........................................................................................................68 Section 7.08 Code Section 6226 Election ........................................................................69 Section 7.09 Cooperation and Exchange of Information ..............................................69 ARTICLE VIII CONDITIONS TO CLOSING .............................................................................69 Section 8.01 Conditions to Obligations of All Parties ...................................................69 Section 8.02 Conditions to Obligations of Buyer ...........................................................70 Section 8.03 Conditions to Obligations of Sellers ..........................................................72 ARTICLE IX INDEMNIFICATION ............................................................................................72 Section 9.01 Survival ........................................................................................................72 Section 9.02 Indemnification By Sellers .........................................................................73 Section 9.03 Several Indemnification By Sellers ............................................................73 Section 9.04 Indemnification By Buyer ..........................................................................73 Section 9.05 Indemnification Procedures .......................................................................74 Section 9.06 Payments. .....................................................................................................76 Section 9.07 Tax Treatment of Indemnification Payments ..........................................76 Section 9.08 Remedies. .....................................................................................................76 Section 9.09 Representations and Warranty Insurance ...............................................77 Section 9.10 No Circular Recovery .................................................................................77 Section 9.11 Collateral Sources .......................................................................................78 Section 9.12 Mitigation .....................................................................................................78 Section 9.13 Guarantee ....................................................................................................78 ARTICLE X TERMINATION ......................................................................................................79 Section 10.01 Termination .................................................................................................79 Section 10.02 Effect of Termination ..................................................................................80 ARTICLE XI SELLER REPRESENTATIVE ..............................................................................80 Section 11.01 Appointment of Seller Representative ......................................................80 ARTICLE XII MISCELLANEOUS ..............................................................................................82 Section 12.01 Expenses .......................................................................................................82

TABLE OF CONTENTS

Page

Section 12.02	**Notices**	**82**
Section 12.03	**Interpretation**	**83**
Section 12.04	**Headings**	**83**
Section 12.05	**Severability**	**83**
Section 12.06	**Entire Agreement**	**84**
Section 12.07	**Successors and Assigns**	**84**
Section 12.08	**No Third-party Beneficiaries**	**84**
Section 12.09	**Amendment and Modification; Waiver**	**84**
Section 12.10	**Governing Law; Submission to Jurisdiction; Waiver of Jury Trial**	**84**
Section 12.11	**Seller Release**	**85**
Section 12.12	**Specific Performance**	**86**
Section 12.13	**Counterparts**	**86**

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4859-2467-6647.5

- 6 - 4859-2467-6647.5 SECURITIES PURCHASE AGREEMENT This Securities Purchase Agreement (this “Agreement”), dated as of July 8, 2022, is entered into by and among (i) Titan Machinery Inc., a Delaware corporation (“Buyer”), (ii) Heartland Solutions, LLC, a Nebraska limited liability company (the “Purchased Company”), (iii) Oak Hill Capital, LLC (f/k/a Blaine Street, LLC), a Nebraska limited liability company (“Oak Hill”), Jeff Keller and Robert Caldwell (each a “Seller” and collectively the “Sellers”), (iv) Robert Caldwell, solely in his capacity as Seller Representative (as defined in Section 11.01) and (v) solely for purposes of being bound by Sections 6.07 and 9.13 hereof, Gordon Glade (“Glade”). RECITALS WHEREAS, the Sellers collectively own all of the issued and outstanding membership units of the Purchased Company (the “Securities”); WHEREAS, the Purchased Company owns all of the issued and outstanding shares of common stock (the “NMS Warranty Shares”) of NMS Warranty Co., a Nebraska corporation (“NMS Warranty” together with the Purchased Company, the “Heartland Companies”); WHEREAS, Sellers wish to sell, transfer and deliver to Buyer, and Buyer wishes to purchase from Sellers, all of the Securities, subject to the terms and conditions set forth herein; NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: ARTICLE I DEFINITIONS The following terms have the meanings specified or referred to in this ARTICLE I: “Acquisition Proposal” has the meaning set forth in Section 6.03(a). “Action” means any claim, action, cause of action, demand, lawsuit, arbitration, mediation, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, investigation or notice of suspected breach, default, non-compliance or violation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity. “Adjusted Closing Date Payment” has the meaning set forth in Section 2.04(b)(ii). “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

- 7 - 4859-2467-6647.5 “Agreement” has the meaning set forth in the preamble. “Allocation” has the meaning set forth in Section 7.05. “Allocation Methodology” has the meaning set forth in Section 7.05. “Allocation Statement” has the meaning set forth in Section 7.05. “Annual Financial Statements” has the meaning set forth in Section 3.05(a). “Balance Sheets” has the meaning set forth in Section 3.05(a). “Balance Sheet Date” has the meaning set forth in Section 3.05(a). “Benefit Plan” has the meaning set forth in Section 3.21(a). “Business” means the business of (a) leasing new and used agricultural equipment and (b) providing and selling warranty plans, including extended warranty plans, to purchasers of agricultural equipment. “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by Law to be closed for business. “Business Permits” has the meaning set forth in Section 3.19(b). “Buyer” has the meaning set forth in the preamble. “Buyer Indemnitees” has the meaning set forth in Section 9.02. “Buyer Released Parties” has the meaning set forth in Section 12.11. “Buyer Returns” has the meaning set forth in Section 7.01(d). “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Public Law No. 116-136), as amended, and any administrative or other guidance published with respect thereto by any Governmental Authority, or any other Laws (including the Consolidated Appropriations Act, 2021) or executive order or executive memorandum (including the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020) intended to address the consequences of COVID-19 (in each case, including any comparable provisions of state or local Laws and including any related or similar orders or declarations from any Governmental Authority). “CBP” has the meaning set forth in Section 3.26(h). “CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.

- 8 - 4859-2467-6647.5 “COVID-19” means the novel coronavirus disease, COVID-19 virus (SARS-COV-2 and all related strains and sequences) or mutation or variant (or antigenic shift or drift) thereof or a disease or public health emergency resulting therefrom. “COVID-19 Actions” means all commercially reasonable actions that the Heartland Companies reasonably determine, in good faith, are necessary or prudent for the Heartland Companies to take in response to events, occurrences, conditions, circumstances or developments arising directly or indirectly as a result of the COVID-19 pandemic (whether or not required by a Governmental Authority), its impact on economic conditions, or actions taken by a Governmental Authority or other Persons in response thereto. “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law or directive issued by any Governmental Authority in connection with or in response to COVID-19, including, but not limited to, the CARES Act. “Calculation Time” means 12:01 AM Central Time on the Closing Date. “Cardholder Data” has the meaning set forth in Section 3.12. “Cash and Cash Equivalents” means, with respect to the Heartland Companies, the sum of the fair market value (expressed in U.S. dollars) of all of the Heartland Companies’ cash on hand and cash equivalents (including marketable securities and other short-term and liquid investments), including the amount of any received but uncleared checks, drafts and wires, less the amount necessary to cover all overdrafts and all outstanding checks and wire transfers that have been mailed, transmitted or otherwise delivered by the Heartland Companies but have not cleared their respective bank or other accounts, determined in accordance with GAAP applied, to the extent in accordance with GAAP, using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies, that were used in the preparation of the Annual Financial Statements for the most recent fiscal year presented herein as if such accounts were being prepared as of a fiscal year end. “Closing” has the meaning set forth in Section 2.05. “Closing Cash” means the Cash and Cash Equivalents of the Heartland Companies, other than any Restricted Cash, determined as of the Calculation Time; provided, that the calculation of Closing Cash shall take into account and be reduced by any cash that would otherwise be included in Closing Cash but was distributed or paid to Sellers, utilized to repay Closing Indebtedness, Transaction Expenses or otherwise transferred, in each case, following the Calculation Time and prior to the Closing; provided, further, however, that Sellers shall use best efforts to cause Closing Cash not to exceed $50,000. “Closing Date” has the meaning set forth in Section 2.05. “Closing Date Payment” has the meaning set forth in Section 2.04(a)(i).

- 9 - 4859-2467-6647.5 “Closing Indebtedness” means the Indebtedness of the Heartland Companies, including the Purchased Company’s line of credit and promissory note, loan number 16797170, dated June 2, 2021, with Home Federal Savings & Loan Association of Grand Island, in each case determined as of the Calculation Time. “Closing PP&E Amount” means the amount of property, plant and equipment of the Heartland Companies, determined as of the Calculation Time and in accordance with GAAP applied, to the extent in accordance with GAAP, using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies, that were used in the preparation of the Annual Financial Statements for the most recent fiscal year presented herein as if such accounts were being prepared as of a fiscal year end. Notwithstanding the foregoing, for purposes of the calculation of both the Estimated Closing PP&E Amount and the Closing PP&E Amount, the aggregate value of (i) the Owned Real Property with an address of 3836 W US Highway 30, Grand Island, Hall County, NE 68803 (consisting of Tax IDs 400166666, 400166658, 400166631, 400166704 and 400166712) and the buildings or other improvements located thereon (excluding the vacant land to be transferred by the Purchased Company to an entity to be identified by Seller’s Representative pursuant to Section 6.12 hereof) and (ii) the Owned Real Property with an address of 2310 230th Street, Ames, Boone County, IA 50014 (consisting of Tax IDs 088325122200002 and 088325013350017) and the buildings or other improvements located thereon shall be $2,900,000. “Closing Statement” has the meaning set forth in Section 2.04(b)(i). “Closing Transaction Expenses” means the Transaction Expenses of the Heartland Companies, determined as of the Calculation Time. “Closing Working Capital” means: (a) the Current Assets of the Heartland Companies, less (b) the Current Liabilities of the Heartland Companies, determined as of the Calculation Time. “Code” means the Internal Revenue Code of 1986, as amended. “Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions and other Contracts, whether written or oral, relating to Intellectual Property to which the Heartland Companies are a party. “Company IP Registrations” means all Company Intellectual Property that is subject to any issuance, registration or application by or with any Governmental Authority or authorized private registrar in any jurisdiction, including issued patents, registered trademarks, domain names and copyrights, and pending applications for any of the foregoing. “Company Intellectual Property” means all Intellectual Property that is owned by the Heartland Companies. “Confidentiality Agreement” has the meaning set forth in Section 6.06.

- 10 - 4859-2467-6647.5 “Contracts” means all contracts, leases, subleases, deeds, mortgages, licenses, instruments, notes, commitments, indentures, joint ventures and all other agreements, commitments and obligations, whether written or oral, including all amendments of the foregoing. “Current Assets” means accounts receivable, inventory and prepaid expenses reflected in the line items included in the Net Working Capital Calculation Schedule, but excluding (a) Restricted Cash, (b) deferred Tax assets, and (c) receivables from any of the Heartland Companies’ Affiliates, directors, employees, officers or stockholders and any of their respective Affiliates, determined with respect to any Current Assets, other than any parts and used equipment inventory included within Current Assets, in accordance with GAAP applied, to the extent in accordance with GAAP, using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies, that were used in the preparation of the Annual Financial Statements for the most recent fiscal year presented herein as if such accounts were being prepared as of a fiscal year end. The determination of the value of any used equipment inventory included within Current Assets will include the completion by the Heartland Companies of a lower of cost or net realizable value analysis using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies, that were used in the preparation of the Annual Financial Statements within Business Days prior to the delivery of the Estimated Closing Statement. The determination of the value of any parts inventory included within Current Assets will use the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies, that were used in the preparation of the Annual Financial Statements. “Current Liabilities” means accounts payable, accrued liabilities (including accrued and unpaid Taxes of any Heartland Company with respect to all Pre-Closing Tax Periods), equipment floor plans payables, customer deposits, accrued expenses, warranty reserve, deferred warranty revenue, and deferred rental payable reflected in the line items included in the Net Working Capital Calculation Schedule, but excluding any payables to any of the Heartland Companies’ Affiliates, directors, employees, officers or stockholders and any of their respective Affiliates, deferred Tax liabilities, Transaction Expenses, and any Indebtedness of the Heartland Companies, determined in accordance with GAAP applied, to the extent in accordance with GAAP, using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies, that were used in the preparation of the Annual Financial Statements for the most recent fiscal year presented herein as if such accounts were being prepared as of a fiscal year end. “Data Privacy and Security Laws” means any applicable Law relating (i) to data protection, data privacy, data security, data breach notification, and the cross-border transfer of Personal Data, including, but not limited to, the EU General Data Protection Regulation (2016/679), the California Consumer Privacy Act (CCPA), HIPAA, and the Sarbanes-Oxley corporate financials regulations and (ii) to the disclosure, protection or export of competitively sensitive or defense-related technologies, including the Defense Federal Acquisition Regulation Supplement (DFARS), and the International Traffic in Arms regulations (ITAR).

- 11 - 4859-2467-6647.5 “Data Privacy and Security Requirements” means all applicable (i) Data Privacy and Security Laws; (ii) Privacy Policies; and (iii) terms of any agreements and codes-of-conduct to which any of the Heartland Companies is bound relating to the collection, use, storage, disclosure, or cross-border transfer of Personal Data, competitively sensitive technologies, or personal customer information. “Dataroom” has the meaning set forth in Section 12.03. “Direct Claim” has the meaning set forth in Section 9.05(c). “Disclosure Schedules” means the Disclosure Schedules delivered by Sellers and Buyer concurrently with the execution and delivery of this Agreement. “Disputed Amounts” has the meaning set forth in Section 2.04(c)(iii). “Dollars or $” means the lawful currency of the United States. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder. “ERISA Affiliate” means each trade or business (whether or not incorporated) that would be treated together with the Heartland Companies or any of their Affiliates as a “single employer” within the meaning of Section 414 of the Code or Section 4001 of ERISA. “Encumbrance” means any mortgage, charge, pledge, claim, equitable interest, lien (statutory or other), encumbrance, option, security interest, community property interest, conditional sale or title retention agreement (including any lease in the nature thereof), easement, encroachment, right of way, right of first refusal, or restriction on the right to sell, transfer or dispose, in each case whether arising by contract or by operation of law and whether voluntary or involuntary. “Environmental Attributes” means any emissions and renewable energy credits, energy conservation credits, benefits, offsets and allowances, emission reduction credits or words of similar import or regulatory effect (including emissions reduction credits or allowances under all applicable emission trading, compliance or budget programs, or any other federal, state or regional emission, renewable energy or energy conservation trading or budget program) that have been held, allocated to or acquired for the development, construction, ownership, lease, operation, use or maintenance of the Heartland Companies as of: (i) the date of this Agreement; and (ii) future years for which allocations have been established and are in effect as of the date of this Agreement. “Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a)

- 12 - 4859-2467-6647.5 the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit. “Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; and the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and, the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq. “Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit. “Environmental Permit” means any Permit, clearance, consent, waiver, closure, exemption, or binding decision or determination required under or issued, granted, given, authorized by or made pursuant to Environmental Law. “Equipment” has the meaning set forth in Section 3.09(h). “Estimated Closing Cash” has the meaning set forth in Section 2.04(a)(ii). “Estimated Closing Indebtedness” has the meaning set forth in Section 2.04(a)(ii). “Estimated Closing PP&E Amount” has the meaning set forth in Section 2.04(a)(ii). “Estimated Closing Statement” has the meaning set forth in Section 2.04(a)(ii). “Estimated Closing Transaction Expenses” has the meaning set forth in Section 2.04(a)(ii). “Estimated Closing Working Capital” has the meaning set forth in Section 2.04(a)(ii). “Export Control Laws” shall mean all applicable Laws relating to the export or re- export of commodities, technologies, or services including the Export Administration Act of 1979, 24 U.S.C. §§ 2401-2420, the International Emergency Economic Powers Act, 50 U.S.C.

- 13 - 4859-2467-6647.5 §§ 1701-1706, the Trading with the Enemy Act, 50 U.S.C. §§ 1 et. seq., the Arms Export Control Act, 22 U.S.C. §§ 2778 and 2779, and the International Boycott Provisions of Section 999 of the U.S. Internal Revenue Code of 1986. “FCPA” means the U.S. Foreign Corrupt Practices Act of 1977. “Financial Statements” has the meaning set forth in Section 3.05(a). “Fraud” means, with respect to the breaching party, that (a) such party had actual knowledge (as opposed to imputed or constructive knowledge) that a representation or warranty made by such party was untrue when made, (b) such representations and warranties were made with the express intent or with recklessness to induce another party to rely thereon to such other party’s detriment and (c) such action or inaction was relied upon by such other party and resulted in Losses. “GAAP” means United States generally accepted accounting principles in effect from time to time. “Glade” has the meaning set forth in the preamble. “Government Contracts” has the meaning set forth in Section 3.08(a)(x). “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency, authority, commission or instrumentality of such government or political subdivision, or any quasi-governmental authority (to the extent determinations by such entity have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction. “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority. “Guaranteed Obligations” has the meaning set forth in Section 9.13. “Guaranty” has the meaning set forth in Section 9.13. “HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009), including the implementing regulations contained in 45 CFR Parts 160, 162 and 164. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder, in each case, as amended, or any successor statute, rules and regulations thereto. “Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived

- 14 - 4859-2467-6647.5 products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”), per- and polyfluoroalkyl substances and greenhouse gases. “Heartland Companies” has the meaning set forth in the recitals. “Heartland Agriculture Transaction” has the meaning set forth in Section 8.01(c). “Heartland Leverage Lender Transaction” has the meaning set forth in Section 8.01(d). “Home Fed LOC Payoff Amount” means the sum of (i) the principal amount outstanding under the Purchased Company’s line of credit and promissory note, loan number 16797170, dated June 2, 2021, with Home Federal Savings & Loan Association of Grand Island plus (ii) any unpaid interest; provided, however, such amount shall not in any case exceed $1,305,000. “IT Systems” means all Software, computer hardware, servers, communications networks, voice and data switches and routers, microprocessors, firmware, platforms, peripherals, and similar or related items of automated, computerized, or other information technology (IT) networks and systems (including telecommunications networks and systems for voice, data and video) owned, leased, or licensed by the Heartland Companies. “Import Compliance” has the meaning set forth in Section 3.26(h). “Indebtedness” means, without duplication and with respect to the Heartland Companies, all (a) indebtedness for borrowed money; (b) deferred purchase price liabilities, including any deferred purchase price with respect to any property, assets or services, including with respect to past acquisitions, or any amounts payable under any purchase agreement or in consideration of a covenant not to compete, as well as any liabilities in connection with conditional sale or title retention obligations (but excluding trade payables to the extent such trade payables are included as a Current Liability in the calculation of Closing Working Capital); (c) obligations evidenced by notes, bonds, debentures or other similar instruments; (d) obligations under any interest rate, currency swap or other hedging agreement or arrangement; (e) reimbursement obligations under any letter of credit, banker’s acceptance or similar credit transactions; (f) any deferred payroll Taxes, whether deferred by the Heartland Companies or by an employee of the Heartland Companies (including the amount of any payroll or withholding Taxes deferred pursuant to the CARES Act); (g) guarantees made by the Heartland Companies on behalf of any Person; (h) all liabilities under leases that are required to be accounted for as capital or finance leases under GAAP; (i) all obligations with respect to any unfunded or underfunded employee benefit plan, program or arrangement with respect to current or former employees or service providers of a Heartland Company, including any pension, flexible spending accounts or retiree health plan or program, and all unpaid benefit plan contributions or contingent obligations, deferred compensation amounts, and unpaid bonuses for prior fiscal years, and any severance or other payments due any former employee, service provider or contractor of any Heartland Company who has been terminated prior to the Closing, together with the employer portion of any payroll Taxes attributable to such obligations; (j) the amount by

- 15 - 4859-2467-6647.5 which outstanding checks exceed the balance of accounts on which such checks were drawn; (k) any unpaid amounts owed by a Heartland Company to any Seller, Affiliate of any Seller or Related Party of any Seller, including any amounts due and owing under or payable in connection with the termination of any Related Party Agreements; (l) all declared and unpaid dividends or distributions of the Heartland Companies; (m) any amounts (including the employer portion of any payroll Taxes) required to be paid to satisfy and extinguish or terminate any phantom equity or equity appreciation rights; and (n) any unpaid interest, prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (a) through (m). “Indemnified Party” has the meaning set forth in Section 9.05. “Indemnifying Party” has the meaning set forth in Section 9.05. “Independent Accountant” has the meaning set forth in Section 2.04(c)(iii). “Insurance Policies” has the meaning set forth in Section 3.17. “Intellectual Property” means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models) (“Patents”); (b) trademarks, service marks, logos, and trade names, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing (“Copyrights”); (d) internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) industrial designs, and all Patents, registrations, applications for registration, and renewals thereof; (g) trade secrets, know-how, inventions (whether or not patentable), discoveries, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein (“Trade Secrets”); (h) computer programs, operating systems, applications, firmware, and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof; and (i) rights of publicity. “Interim Balance Sheets” has the meaning set forth in Section 3.05(a). “Interim Balance Sheet Date” has the meaning set forth in Section 3.05(a). “Interim Financial Statements” has the meaning set forth in Section 3.05(a).

- 16 - 4859-2467-6647.5 “Knowledge” or any other similar knowledge qualification means the actual knowledge of Gordon Glade, Jeff Keller, Robert Caldwell and Eric Mallak, and the knowledge that such managers and officers would have after reasonable inquiry. “Law” means any statute, law, ordinance, edict, directive, enforceable guidance, standard of care, pronouncement, regulation, rule, code, order, constitution, treaty, common law, injunction, ruling, judgment, decree, other requirement or rule of law enacted, adopted, promulgated, implemented or otherwise put into effect by any Governmental Authority. “Liabilities” has the meaning set forth in Section 3.06. “Licensed Intellectual Property” means all Intellectual Property in which the Heartland Companies hold any rights or interests granted by other Persons, including any Seller or any of their Affiliates. “Losses” means payments, losses, damages, liabilities, disbursements, deficiencies, injuries, Actions, deficiencies, settlements, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including attorneys’, accounting and other professional fees and the cost of enforcing any right to indemnification hereunder. “Material Adverse Effect” means any event, occurrence, fact, circumstance, development, effect, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, operations, results of operations, condition (financial or otherwise) or assets of the Heartland Companies, or (b) the ability of any Seller or the Heartland Companies to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, circumstance, development, effect, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Heartland Companies operate; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) compliance with the terms of, or the taking of any action required or permitted by, this Agreement and the other agreements contemplated hereby, except pursuant to Section 6.10; (vi) any changes in applicable Laws or accounting rules, including GAAP; (vii) any acts of God, calamities, earthquakes, floods, hurricanes, tornadoes, natural disasters or epidemics, pandemics, disease outbreaks or other public health emergencies or the effects thereof, including the imposition by a Governmental Authority of any travel restrictions, quarantine measures, factory or other closures or supply chain blockages or restrictions after the date hereof, including COVID-19 and any COVID-19 Measures; (viii) the public announcement, pendency or completion of the transactions contemplated by this Agreement; or (ix) any failure by the Heartland Companies to meet any published or internally prepared estimates of revenues, earnings or other economic performance for any period ending on or after the date of this Agreement provided that in the case of this clause (ix), the underlying cause of, or facts giving rise or contributing to, such changes or failure may be taken into account in determining whether a Material Adverse Effect has occurred if not otherwise excepted from this definition; provided, further, however, that any event, occurrence, fact, circumstance, development, effect, condition or change referred to in clauses (i) through (iv), (vi) or (vii) immediately above shall be taken into account in

- 17 - 4859-2467-6647.5 determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, circumstance, development, effect, condition or change has a disproportionate effect on the Heartland Companies compared to other participants in the industries in which the Heartland Companies conduct their businesses. “Material Contracts” has the meaning set forth in Section 3.08(a). “Material Customers” has the meaning set forth in Section 3.15. “Net Working Capital Calculation Schedule” means the example calculation of (a) the Current Assets of the Heartland Companies, less (b) the Current Liabilities of the Heartland Companies, attached as Schedule 1 hereto. “NMS Warranty” has the meaning set forth in the recitals. “NMS Warranty Shares” has the meaning set forth in the recitals. “Oak Hill” has the meaning set forth in the preamble. “Owned Real Property” has the meaning set forth in Section 3.09(b) “PPACA” means the Patient Protection and Affordable Care Act (Public Law No. 111-148), as amended by the Health Care and Education Reconciliation Act of 2010 (Public Law No. 111-152). “Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities. “Permitted Encumbrances” has the meaning set forth in Section 3.09(a). “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity. “Personal Data” means any information that allows the identification of a natural person, including a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person or that is otherwise considered “personal data,” “personal information,” “personally identifiable information” or the equivalent under applicable Data Privacy and Security Laws. “Platform Agreements” has the meaning set forth in Section 3.11(h). “Post-Closing Adjustment” has the meaning set forth in Section 2.04(b)(ii).

- 18 - 4859-2467-6647.5 “Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date. “Post-Closing Taxes” means Taxes of the Heartland Companies for any Post-Closing Tax Period. “Pre-Closing Transfers” has the meaning set forth in Section 6.12(f). “Pre-Closing Transfer Assets and Liabilities” has the meaning set forth in Section 6.12(f). “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date. “Pre-Closing Taxes” means Taxes of the Heartland Companies for any Pre-Closing Tax Period. “Privacy Policies” means all published, posted, and agreements and policies relating to the Heartland Companies’ collection, use, storage, disclosure, or cross-border transfer of Personal Data. “Purchase Price” has the meaning set forth in Section 2.02. “Purchase Price Allocation Percentages” has the meaning set forth in Section 2.02. “Purchased Company” has the meaning set forth in the preamble. “R&W Insurance Policy” means the buyer-side representation and warranty insurance policy bound in favor of Buyer as of the date hereof. “Real Property” means the Owned Real Property, together with all buildings, structures and facilities located thereon. “Related Party” means (i) any present officer, director, manager, shareholder or member of the Heartland Companies or any Affiliate of the Heartland Companies or any Seller; (ii) any Seller or any Seller’s spouse; (iii) any member of the “immediate family” (as such term is defined under Rule 16a-1(e) of the Securities Exchange Act of 1934) of any Seller or any Seller’s spouse; or (iv) any Affiliate (other than a Heartland Company, Heartland Agriculture LLC, an Iowa limited liability company, Heartland Ag Kansas, LLC, a Kansas limited liability company, Heartland Guaranty, LLC a Nebraska limited liability company, or Heartland Leverage Lender, LLC, a Nebraska limited liability company) of a Heartland Company. “Related Party Agreements” means any Contract between any Related Party, on the one hand, and any of the Heartland Companies, on the other hand, in each case, other than this Agreement.

- 19 - 4859-2467-6647.5 “Related Party Account” means any account, loan, or other obligation (whether current or long-term) outstanding between any Related Party, on the one hand, and any of the Heartland Companies, on the other hand, other than, in the case of a Related Party who is an employee, any salary or wages and benefits owed by a Heartland Company in the ordinary course of business which are not past due as of the Closing Date and which are included as a Current Liability in the calculation of Closing Working Capital. “Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including ambient air (indoor or outdoor)), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture). “Representative” means, with respect to any Person, any and all directors, managers, managing-members or other members of such Person’s governing body, officers, employees, consultants, advisors, counsel, accountants and Affiliates. “Resolution Period” has the meaning set forth in Section 2.04(c)(ii). “Restricted Business” means any business that is competitive with the Business as conducted as of the Closing Date. “Restricted Cash” means $1,242,000. “Restricted Period” has the meaning set forth in Section 6.07(a). “Restricted Seller” has the meaning set forth in Section 6.07(a). “Review Period” has the meaning set forth in Section 2.04(c)(i). “Sales and Use Taxes” means any sales, use or value added Taxes arising with respect to sales or leases made, or services provided, by any Heartland Company with respect to any Pre- Closing Tax Period. “Sales and Use Tax Return” means all Tax Returns related to any Sales and Use Taxes. “Securities” has the meaning set forth in the recitals. “Seller Accountants” means Forvis LLP. “Seller Fundamental Representations” means the representations and warranties in Section 3.01, Section 3.02, Section 3.03, Section 3.04, Section 3.25, Section 4.01, Section 4.02, Section 4.03, Section 4.04 and Section 4.05. “Seller Indemnitees” has the meaning set forth in Section 9.04. “Seller Releasing Parties” has the meaning set forth in Section 12.11. “Seller Representative” has the meaning set forth in Section 11.01.

- 20 - 4859-2467-6647.5 “Seller Representative Duties” has the meaning set forth in Section 11.01(a). “Seller Returns” has the meaning set forth in Section 7.01(c). “Seller Taxes” means (i) all Taxes imposed upon any Heartland Company with respect to any Pre-Closing Tax Period; (ii) with respect to any Straddle Period, all Taxes imposed on any Heartland Company which are allocable, pursuant to Section 7.03, to the Pre-Closing Tax Period; (iii) all Taxes of any member of an affiliated, consolidated, combined, or unitary group of which any Heartland Company is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar Law; (iv) all Taxes of any Person imposed on a Heartland Company as a transferee or successor, by contract or pursuant to any Law, which Taxes relate to an event, transaction, or agreement occurring or entered into before the Closing; (v) all employer Taxes imposed as a result of any Closing Indebtedness or Transaction Expense to the extent not deducted at Closing from the Closing Purchase Price; (vi) all Taxes of Sellers; and (vii) for the avoidance of doubt, the amount of any imputed underpayment (as described in Section 6225 of the Code) imposed on any Heartland Company and allocable to any Seller or attributable to any of the Securities during taxable years, or portions thereof, when the Sellers owned the Securities (the “Seller Ownership Period”), or any other income tax assessment imposed on any Heartland Company under any similar provision of state or local law and allocable to any Seller or attributable to any of the Securities during the Seller Ownership Period; provided, that Seller Taxes shall not include any Sales and Use Taxes. “Sellers” has the meaning set forth in the preamble. “Software” means computer software and code, including assemblers, applets, compilers, source code, object code, development tools, design tools, user interfaces and data, in any form or format, however fixed, including firmware. “Statement of Objections” has the meaning set forth in Section 2.04(c)(ii). “Straddle Period” has the meaning set forth in Section 7.03. “Target PP&E Amount” means $4,476,000. “Target Net Working Capital” means $0.00. “Tax” or “Taxes” mean any and all taxes, assessments, charges, duties, fees, levies and other governmental charges in the nature of a tax, administered or imposed by any Governmental Authority, including all U.S., domestic, and foreign, federal, national, state, provincial, local, and other net income, alternative or add-on minimum tax, capital stock, social security, gross income, gross receipts, sales, use, ad valorem, value added, goods and service, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty, escheat, unclaimed property, or any governmental fee or other assessment of any kind in the nature of a tax or other governmental fee, charge or other assessment of any kind whatsoever in the nature of a tax (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), together with all estimated taxes, deficiency assessments, interest, penalties, additions to tax or additional

- 21 - 4859-2467-6647.5 amounts imposed by any Governmental Authority thereon and shall include any Liability for such amounts as a result of (i) being a transferee or successor or member of a combined, consolidated, unitary or affiliated group, or (ii) a contractual obligation to indemnify any Person pursuant to any tax sharing, allocation or similar agreement or arrangement. “Tax Claim” has the meaning set forth in Section 7.07. “Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof. “Territory” means anywhere in the United States where the Business is conducted as of the Closing Date. “Third Party Claim” has the meaning set forth in Section 9.05(a). “Transaction Expenses” means (i) the fees and disbursements payable to investment bankers, brokers, financial advisors and finders engaged by the Heartland Companies or any Seller, including D.A. Davidson Companies, as financial advisor to the Heartland Companies; (ii) the fees and disbursements payable to counsel, accountants and other professional advisors incurred by a Heartland Company or, to the extent a Heartland Company is responsible therefor, any Seller, including Koley Jessen P.C., LLO, as legal counsel to the Heartland Companies and Sellers; (iii) any change-in-control payments, bonus or other amounts payable, or that become payable, by any Heartland Company to any current or former employee, director, manager, independent contractor or consultant as a result of or in connection with the consummation of the transactions contemplated hereby, together with the employer portion of any payroll Taxes attributable to such obligations that is to be incurred by a Heartland Company in connection with the payment of any such amounts; and (iv) all other fees, disbursements, reimbursements, commissions, expenses or costs, in each case payable or incurred by the Heartland Companies, Seller Representative or Sellers in connection with the negotiation, preparation, and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement (including 50% of all aggregate costs and expenses associated with obtaining the R&W Insurance Policy (including premium, underwriting fees, brokerage fees, legal fees, surplus lines and other taxes and surcharges)), but only to the extent any of the items set forth in clauses (i) through (iv) above have not been paid prior to the Closing Date. Notwithstanding anything to the contrary contained herein, no liability shall be treated as both a Transaction Expense and Indebtedness. “Transaction Tax Deductions” means (i) any bonuses paid on or prior to the Closing Date in connection with the transactions contemplated hereby, (ii) expenses with respect to Indebtedness paid on or prior to the Closing Date, and (iii) all transaction expenses and payments that are deductible for Tax purposes, including the Transaction Expenses, paid on or prior to the Closing Date. “Transfer Taxes” has the meaning set forth in Section 7.01(b).

- 22 - 4859-2467-6647.5 “WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses. ARTICLE II PURCHASE AND SALE Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, each Seller shall sell, transfer and deliver to Buyer, free and clear of all Encumbrances, and Buyer shall purchase from each Seller, the Securities as listed opposite the name of such Seller in Section 2.01 of the Disclosure Schedules, in exchange for the consideration specified in Section 2.02. By execution of this Agreement, the Purchased Company and each Seller hereby waives any and all rights that the Purchased Company or any such Seller may have pursuant to the Operating Agreement of the Purchased Company, dated as of September 1, 2014, in connection with the sale and transfer of such Seller’s Securities, including under Article 9 thereof. Section 2.02 Purchase Price. The aggregate purchase price for the Securities shall be the sum of (a) $15,673,000 plus (b) Home Fed LOC Payoff Amount as of the Closing, subject to adjustment pursuant to Section 2.04 hereof (the “Purchase Price”). The Purchase Price shall be allocated among and paid to Sellers using the percentages as set forth on Section 2.02 of the Disclosure Schedules (the “Purchase Price Allocation Percentages”). Section 2.03 Transactions to be Effected at the Closing. (a) At the Closing, Buyer shall: (i) deliver to each Seller: (A) such Seller’s portion of the Closing Date Payment, based upon such Seller’s Purchase Price Allocation Percentage, by wire transfer of immediately available funds to an account designated in writing by such Seller to Buyer no later than three (3) Business Days prior to the Closing Date; and (B) all other agreements, documents, instruments or certificates required to be delivered by Buyer at or prior to the Closing pursuant to Section 8.02 of this Agreement. (ii) pay, on behalf of the Heartland Companies or Sellers, the following amounts: (A) Closing Indebtedness of the Heartland Companies to be paid at Closing, by wire transfer of immediately available funds to the accounts and in the amounts specified on the Estimated Closing Statement; and (B) any Transaction Expenses unpaid at Closing, by wire transfer of immediately available funds to the accounts and in the amounts specified on the Estimated Closing Statement.

- 23 - 4859-2467-6647.5 (b) At the Closing, Sellers shall deliver to Buyer: (i) assignments or other instruments of transfer with respect to the Securities duly executed by each of the Sellers; (ii) all other agreements, documents, instruments or certificates required to be delivered by any Seller at or prior to the Closing pursuant to Section 8.02 of this Agreement. Section 2.04 Purchase Price Adjustment. (a) Closing Adjustment. (i) At the Closing, the Purchase Price shall be adjusted in the following manner (in each case as determined in accordance with Section 2.04(a)(ii) below): (A) either (1) an increase by the amount, if any, by which the Estimated Closing Working Capital is greater than the Target Net Working Capital, or (2) a decrease by the amount, if any, by which the Estimated Closing Working Capital is less than the Target Net Working Capital; (B) either (1) an increase by the amount, if any, by which the Estimated Closing PP&E Amount is greater than the Target PP&E Amount, or (2) a decrease by the amount, if any, by which the Estimated Closing PP&E Amount is less than the Target PP&E Amount; (C) an increase by the outstanding amount of Estimated Closing Cash of the Heartland Companies as of the Calculation Time; (D) a decrease by the outstanding Estimated Closing Indebtedness of the Heartland Companies as of the Calculation Time; and (E) a decrease by the amount of unpaid Estimated Closing Transaction Expenses of the Heartland Companies as of the Calculation Time. The net amount after giving effect to the adjustments listed above shall be the “Closing Date Payment”. (ii) One (1) Business Day prior to the Closing, Seller Representative shall prepare and deliver to Buyer a statement with its good faith estimate of (i) Closing Working Capital (the “Estimated Closing Working Capital”), (ii) Closing PP&E Amount (the “Estimated Closing PP&E Amount”), (iii) Closing Cash (“Estimated Closing Cash”), (iv) Closing Indebtedness (including an itemized list of each such item of Closing Indebtedness and the person to whom such item of Closing Indebtedness is owed) (“Estimated Closing Indebtedness”) and (v) Closing Transaction Expenses (including an itemized list of each such unpaid Transaction Expense and the person to whom such expense is owed) (“Estimated Closing Transaction Expenses”), which statement shall contain an estimated balance sheet of the Heartland Companies as of the Closing Date (without giving effect to the transactions

- 24 - 4859-2467-6647.5 contemplated herein), a calculation of Estimated Closing Working Capital, Estimated Closing PP&E Amount, Estimated Closing Cash, Estimated Closing Indebtedness and Estimated Closing Transaction Expenses, together with reasonable documentation supporting the basis of all such calculations (the “Estimated Closing Statement”). (b) Post-Closing Adjustment. (i) Within seventy five (75) days after the Closing Date, Buyer shall prepare and deliver to Seller Representative a statement setting forth its calculation of Closing Working Capital, Closing PP&E Amount, Closing Cash, Closing Indebtedness (including an itemized list of each such item of Closing Indebtedness and the person to whom such item of Closing Indebtedness is owed) and Closing Transaction Expenses (including an itemized list of each such unpaid Transaction Expense and the person to whom such expense is owed) together with reasonable documentation supporting the basis of all such calculations (the “Closing Statement”). (ii) The post-closing adjustment shall be a net amount (the “Post- Closing Adjustment”) equal to the difference between (A) the Closing Date Payment and (B) the Closing Date Payment if (1) Closing Working Capital was substituted for Estimated Closing Working Capital, (2) Closing PP&E Amount was substituted for Estimated Closing PP&E Amount, (3) Closing Cash was substituted for Estimated Closing Cash, (4) Closing Indebtedness was substituted for Estimated Closing Indebtedness and (5) Closing Transaction Expenses was substituted for Estimated Closing Transaction Expenses (the “Adjusted Closing Date Payment”). If the Adjusted Closing Date Payment is greater than the Closing Date Payment, as finally determined pursuant to Section 2.04(c), the Post-Closing Adjustment shall be payable by Buyer to Sellers pursuant to Section 2.04(d). If the Adjusted Closing Date Payment is less than the Closing Date Payment, as finally determined pursuant to Section 2.04(c), the Post-Closing Adjustment shall be payable by Sellers to Buyer pursuant to Section 2.04(d). (c) Examination and Review. (i) Examination. After receipt of the Closing Statement, Seller Representative shall have thirty (30) days (the “Review Period”) to review the Closing Statement. During the Review Period, Buyer shall provide Seller Representative reasonable access to the books and records of the Heartland Companies and work papers prepared by Buyer or Buyer’s accountants to the extent relating to the Closing Statement, as Seller Representative may reasonably request for the purpose of reviewing the Closing Statement and preparing a Statement of Objections, provided, that such access shall be in a manner that does not unreasonably interfere with the normal business operations of Buyer or the Heartland Companies. (ii) Objection. On or prior to the last day of the Review Period, Seller Representative may object to the Closing Statement by delivering to Buyer a written statement setting forth Seller Representative’s objections in reasonable detail, indicating each disputed item or amount of Closing Working Capital, Closing PP&E Amount, Closing Cash, Closing Indebtedness and Closing Transaction Expenses and in reasonable detail the basis for Seller Representative’s disagreement therewith and calculation thereof (the “Statement of

- 25 - 4859-2467-6647.5 Objections”). If Seller Representative fails to deliver the Statement of Objections before the expiration of the Review Period, the Closing Statement and the Post-Closing Adjustment, as the case may be, reflected in the Closing Statement shall be deemed to have been accepted by Seller Representative on behalf of Sellers. In addition, any item or amount of Closing Working Capital, Closing PP&E Amount, Closing Cash, Closing Indebtedness and Closing Transaction Expenses to which no dispute is raised in the Statement of Objections will be final, conclusive and binding on the parties as of the expiration of the Review Period. If Seller Representative delivers the Statement of Objections before the expiration of the Review Period, Buyer and Seller Representative shall negotiate in good faith to resolve such objections within thirty (30) days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Post-Closing Adjustment and the Closing Statement with such changes as may have been previously agreed in writing by Buyer and Seller Representative, shall be final and binding. (iii) Resolution of Disputes. If Seller Representative and Buyer fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any matters remaining in dispute (“Disputed Amounts”), shall be submitted within five (5) Business Days for resolution to the Minneapolis, Minnesota office of KPMG US LLP or, if the Minneapolis, Minnesota office of KPMG US LLP is unable to serve, Buyer and Seller Representative shall appoint by mutual agreement within five (5) Business Days the office of an impartial nationally recognized firm of independent certified public accountants other than Seller Accountants or Buyer’s accountants (the “Independent Accountant”) who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and make any adjustments to the Post-Closing Adjustment and the Closing Statement, as the case may be. The Independent Accountant shall only decide the specific Disputed Amounts and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Statement and the Statement of Objections, respectively, and shall make all calculations in accordance with the definitions of “Closing Working Capital”, “Closing PP&E Amount”, “Closing Cash”, “Closing Indebtedness” and “Company Transaction Expenses” (and the component definitions thereof) as set forth in this Agreement. All determinations shall be based solely on the presentations of Buyer and Seller Representative, and not by independent review; for the avoidance of doubt, and without limiting the generality of the foregoing, the Independent Accountant shall not have authority to decide any interpretive or procedural matter under this Section 2.04 or the Agreement more broadly, including its own jurisdiction or the scope of its review. (iv) Fees of the Independent Accountant. The fees and expenses of the Independent Accountant shall be paid by Seller Representative on behalf of Sellers, on the one hand, and by Buyer, on the other hand, based upon the percentage that the amount actually contested but not awarded to Seller Representative on behalf of Sellers or Buyer, respectively, bears to the aggregate amount actually contested by Seller Representative and Buyer. (v) Determination by Independent Accountant. The Independent Accountant shall make a determination by delivery of a written statement setting forth its resolution of the Disputed Amounts as soon as practicable within thirty (30) days (or such other time as the parties hereto shall agree in writing) after their engagement, and their resolution of

- 26 - 4859-2467-6647.5 the Disputed Amounts and their adjustments to the Closing Statement or the Post-Closing Adjustment shall be conclusive and binding upon the parties hereto, absent manifest error. (d) Payments of Post-Closing Adjustment. Except as otherwise provided herein, any payment of the Post-Closing Adjustment, together with interest calculated as set forth below, shall (i) be due (x) within five (5) Business Days of acceptance of the Closing Statement or (y) if there are any Disputed Amounts, then within five (5) Business Days of the resolution described in Section 2.04(c)(v) above; and (ii) be paid by wire transfer of immediately available funds to, (1) with respect to an amount owed to Buyer, such account as directed in writing by Buyer to Seller Representative or (2) with respect to an amount owed to Sellers, in such amounts based upon the Purchase Price Allocation Percentages and to such accounts as directed in writing by Seller Representative to Buyer. For any payment of the Post-Closing Adjustment owed by Sellers to Buyer, Sellers shall, jointly and severally, pay or cause to be paid any such remaining amount directly to Buyer. The amount of any Post-Closing Adjustment shall bear interest from and including the later of the date of acceptance of the Closing Statement or to and including the date of payment at a rate per annum equal to prime rate as quoted in the Money Rates Section of The Wall Street Journal on the date that the Statement of Objections was delivered to Buyer. Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed. (e) Adjustments for Tax Purposes. Any payments made pursuant to Section 2.04 shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law. Section 2.05 Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Securities contemplated hereby shall take place at a closing (the “Closing”) to be held at 9:00 a.m. Central Time no later than two (2) Business Days after the last of the conditions to Closing set forth in ARTICLE VIII have been satisfied or waived (other than the delivery of any documents to be delivered at Closing and the satisfaction of those conditions which, by their nature, are to be satisfied on the Closing Date, it being understood that the occurrence of the Closing shall remain subject to the delivery of such documents and the satisfaction or waiver of such conditions) remotely by exchange of documents and signatures (or their electronic counterparts), or at such other time or on such other date or at such other place as Seller Representative and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”). Notwithstanding the actual occurrence of the Closing at any particular time on the Closing Date, the Closing shall be deemed to occur and be effective at 12:01 AM Central Time on the Closing Date. ARTICLE III REPRESENTATIONS AND WARRANTIES REGARDING THE HEARTLAND COMPANIES Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, each Seller and the Purchased Company, jointly and severally, represent and warrant to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof.

- 27 - 4859-2467-6647.5 Section 3.01 Organization, Authority and Qualification of the Heartland Companies. (a) The Purchased Company has full limited liability company power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Purchased Company of this Agreement, the performance by the Purchased Company of its obligations hereunder, and the consummation by the Purchased Company of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of the Purchased Company. This Agreement has been duly executed and delivered by the Purchased Company, and (assuming due authorization, execution and delivery by Buyer, each of the Sellers and Seller Representative) this Agreement constitutes a legal, valid and binding obligation of the Purchased Company enforceable against the Purchased Company in accordance with its terms. (b) The Purchased Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Nebraska and has full limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Section 3.01(b) of the Disclosure Schedules sets forth each jurisdiction in which the Purchased Company is licensed or qualified to do business, and the Purchased Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. (c) NMS Warranty is a corporation duly organized, validly existing and in good standing under the Laws of the state of Nebraska and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Section 3.01(c) of the Disclosure Schedules sets forth each jurisdiction in which NMS Warranty is licensed or qualified to do business, and NMS Warranty is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. (d) The Heartland Companies have made available to Buyer true, complete and correct copies of all of the Heartland Company organizational documents as in effect on the date hereof. Section 3.02 Capitalization. (a) The authorized membership units of the Purchased Company consists of membership units, of which 999.99 membership units are issued and outstanding and constitute the Securities. The Securities constitute, as of the date hereof, and will constitute immediately prior to the Closing Date, all of the issued and outstanding membership units of the Purchased Company. All of the Securities have been duly authorized and validly issued. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own the entire legal and beneficial interest in, and good, valid and marketable title to, all of the Securities, free

- 28 - 4859-2467-6647.5 and clear of all Encumbrances, other than those Encumbrances imposed by or arising out of state or federal securities Laws. (b) The authorized capital stock of NMS Warranty consists of 1,000 shares of common stock, par value $0.01, of which 90 shares of common stock are issued and outstanding and constitute the NMS Warranty Shares. The NMS Warranty Shares constitute, as of the date hereof, and will constitute immediately prior to the Closing Date, all of the issued and outstanding shares of capital stock of NMS Warranty. All of the NMS Warranty Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by the Purchased Company, free and clear of all Encumbrances, other than those Encumbrances imposed by or arising out of state or federal securities Laws. (c) All of the Securities were issued in compliance with applicable Laws. None of the Securities were issued in violation of any Contract, arrangement or commitment to which any Seller or any Heartland Company is a party or is subject to or in violation of any right of first refusal, subscription right, preemptive right or similar rights of any Person. (d) Except as set forth in Section 3.02(d) of the Disclosure Schedules, there are no outstanding, authorized, issued or granted options, warrants, convertible securities or other rights (contingent or otherwise), Contracts, arrangements or commitments of any character relating to the equity interests of any Heartland Company or obligating any Seller or any Heartland Company to issue or sell any membership interests of, or any other equity interest in, any Heartland Company. The Heartland Companies do not have outstanding, authorized, issued or granted stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other Contracts or understandings in effect with respect to the voting or transfer of any of the Securities other than as set forth in the organizational documents of the Heartland Companies. There are no Contracts between the Heartland Companies and any Seller or any holder of the equity interests of any Heartland Company relating to the acquisition (including rights of first refusal, anti-dilution or pre-emptive rights), disposition, registration under the Securities Act of 1933, as amended, governance or voting of the equity interests of any Heartland Company. (e) Except as set forth in Section 3.02(e) of the Disclosure Schedules, no Heartland Company has any obligation to purchase, redeem or otherwise acquire any of its equity interests or to pay any dividend or make any other distribution in respect thereof. No Person is contesting, has contested or, to the Knowledge of the Purchased Company, has the right to contest the ownership of any of the equity interests of any Heartland Company or any distributions or contributions related thereto, or has any valid claim in respect of any of the equity interests or any other equity interest or right to any other equity interest of any Heartland Company. Section 3.03 No Subsidiaries. Except as set forth in Section 3.03 of the Disclosure Schedules, the Heartland Companies do not own, control or otherwise hold, directly or indirectly, and during the five (5) year period prior to the date of this Agreement, no Heartland Company has ever owned, controlled or otherwise held, any equity interest in, or right to acquire an equity interest in, or any interest that is convertible into or exercisable for the purchase of or exchangeable for any equity interest in, any corporation, partnership, joint venture, limited

- 29 - 4859-2467-6647.5 liability company, association or other business entity or Person. No Heartland Company is under any obligation to form or participate in, provide funds to, make any loan, capital contribution or other investment in any Person. Section 3.04 No Conflicts; Consents. The execution, delivery and performance by the Purchased Company of this Agreement and each instrument required hereby, and the consummation of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of the Purchased Company; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Heartland Companies; (c) except as set forth in Section 3.04 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify, suspend, revoke, amend or cancel, or give rise to any obligation of any Heartland Company to make a payment, or result in the loss of any benefit to which any Heartland Company is entitled under, any Contract to which any Heartland Company is a party or by which a Heartland Company is bound or to which any of their respective properties and assets are subject (including any Material Contract) or any Permit affecting the properties, assets or business of the Heartland Companies; or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of the Heartland Companies. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to any of the Heartland Companies in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except as may be required under the HSR Act. Section 3.05 Financial Statements. (a) Complete copies of (i)(A) the unaudited annual financial statements of the Purchased Company consisting of the balance sheet as at December 31, 2021 and the related income statement for the twelve months then ended and (B) unaudited annual financial statements of NMS Warranty consisting of the balance sheet as at December 31, 2021 and the related income statement for the twelve months then ended (collectively the “Annual Financial Statements”), and (ii)(A) the unaudited financial statements consisting of the balance sheet of the Purchased Company as at March 31, 2022 and the related income statement for the three-month period then ended and (B) the unaudited financial statements consisting of the balance sheet of NMS Warranty as at March 31, 2022 and the related income statement for the three-month period then ended (collectively the “Interim Financial Statements” and, together with the Annual Financial Statements, the “Financial Statements”) are included in Section 3.05(a) of the Disclosure Schedules. Except as set forth on Section 3.05(a) of the Disclosure Schedules, to the Knowledge of the Purchased Company, the Financial Statements have been prepared in accordance with GAAP applied, to the extent in accordance with GAAP, on a consistent basis throughout the period involved, subject, to the absence of notes and, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse). The Financial Statements are based on the books and records of the Heartland Companies, and fairly present the financial condition of the Heartland Companies as

- 30 - 4859-2467-6647.5 of the respective dates they were prepared and the results of the operations of the Heartland Companies for the periods indicated in all material respects. The balance sheets included within the Annual Financial Statements as of December 31, 2021 are referred to herein as the “Balance Sheets” and the dates thereof as the “Balance Sheet Date” and the balance sheets included within the Interim Financial Statement as of March 31, 2022 are referred to herein as the “Interim Balance Sheets” and the dates thereof as the “Interim Balance Sheet Date.” The Heartland Companies maintain a standard system of accounting. No financial information of any Person other than the Heartland Companies is required to be included or reflected in the Financial Statements. The Financial Statements were prepared from, and are in all material respects consistent with, the accounting records of the Heartland Companies. There has been no change by any Heartland Company in the methods, practices, principles, policies and procedures used by the respective Heartland Company in the preparation of any of the Financial Statements during the dates and periods covered thereby. (b) The books of account and other financial records of the Heartland Companies, all of which have been made available to Buyer, are correct and complete in all respects, represent actual, bona fide transactions and have been maintained in accordance with sound business and accounting practices. Each transaction is recorded in the books and records of the Heartland Companies. The Heartland Companies (i) keep books, records, and accounts that accurately, fairly and in reasonable detail reflect the material assets and transactions of the Heartland Companies, and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurance that all material transactions of the Heartland Companies are recorded accurately and promptly to permit the preparation of the Financial Statements, in each case, taking into account the respective size of the Heartland Companies and the software systems currently utilized by Heartland Companies. No Heartland Company engages in or maintains any off-the-books accounts or transactions. No Heartland Company has engaged in any transaction, maintained any bank account or used any of the funds of any Heartland Company other than transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of the Heartland Companies. (c) No Heartland Company has any outstanding performance, bid, or surety bonding or undrawn direct pay letters of credit or bankers’ acceptances or standby letters of credit issued for the account of any Heartland Company. (d) Section 3.05(d) of the Disclosure Schedules sets forth a true, correct and complete list of the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which any Heartland Company maintains accounts of any nature, the type and number of all such accounts and the names of all persons authorized to make withdrawals therefrom. Section 3.06 Undisclosed Liabilities. The Heartland Companies have no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”), except (a) those which are reflected or reserved against in the Interim Balance Sheets, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Interim Balance Sheet Date and none of which are material in amount or

- 31 - 4859-2467-6647.5 significance or result from any breach of Contract, breach of warranty, tort, infringement or violation of Law. Section 3.07 Absence of Certain Changes, Events and Conditions. Except as set forth in Section 3.07 of the Disclosure Schedules, since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to any Heartland Company, any: (a) event, change, occurrence or development that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (b) amendment or authorization of any amendment of the charter, by-laws or other organizational documents of the Heartland Companies; (c) split, combination or reclassification of any shares of its capital stock or membership units or interests; (d) issuance, sale or other disposition of any of its capital stock or membership units or interests, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock or membership units or interests; (e) declaration, setting aside or payment of any dividends or distributions on or in respect of any of its capital stock or membership units or interests or redemption, purchase or acquisition of its capital stock or membership units or interests or of any of its rights to acquire its capital stock or membership units or interests; (f) material change in any method of accounting or accounting practice of the Heartland Companies, except as required by GAAP, including any material change to conduct related to cash management practices and to policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits; (g) entry into any Contract that would constitute a Material Contract; (h) creation, incurrence, assumption or guarantee of any Indebtedness except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice; (i) transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheets or cancellation of any debts; (j) transfer or assignment of or grant of any license or sublicense under or with respect to any Company Intellectual Property or Company IP Agreements;

- 32 - 4859-2467-6647.5 (k) abandonment or lapse of or failure to maintain in full force and effect any Company IP Registration or failure to take or maintain reasonable measures to protect the confidentiality or value of any Trade Secrets included in the Company Intellectual Property; (l) casualty, loss or damage in excess of $100,000 has occurred with respect to any of the Heartland Companies’ assets, whether or not covered by insurance; (m) capital investment in, or any loan to, any other Person; (n) acceleration, termination, material modification to or cancellation of any Material Contract; (o) capital expenditures or commitments therefor in excess of $150,000 other than in a manner consistent with the existing budget for capital expenditures of the Heartland Companies; (p) sale, lease, assignment, license, transfer or other disposal of any material portion of its properties or assets or any interest therein (except for sales of inventory in the ordinary course of business and dispositions of equipment which was worn out or no longer used), or agreement to do any of the foregoing; (q) imposition of any Encumbrance upon any of the Heartland Companies’ properties, capital stock, membership interests or units, or assets, tangible or intangible, or the Securities, other than Permitted Encumbrances or those Encumbrances imposed by or arising out of state or federal securities Laws; (r) (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its current or former employees, officers, directors, independent contractors or consultants, other than as provided for in any written agreements or required by applicable Law, (ii) grant or the announcement of any equity, equity-based, incentive awards, severance, retention or change in control entitlements to any current or former employees or other service providers, (iii) termination of any employees or independent contractors for which the aggregate costs and expenses exceed $100,000, or (iv) action to accelerate the vesting, funding or payment of any compensation or benefit for any current or former employee, officer, director, independent contractor or consultant; (s) hiring or promoting any person as or to (as the case may be) an officer or hiring or promoting any employee below officer except to fill a vacancy in the ordinary course of business; (t) adoption, modification, amendment to, or termination of any: (i) employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, (ii) Benefit Plan or (iii) collective bargaining or other agreement with a Union, in each case whether written or oral; (u) implementation or announcement of any employee layoffs that could trigger the WARN Act;

- 33 - 4859-2467-6647.5 (v) any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its equityholders or current or former directors, managers, officers and employees; (w) entry into a new line of business or abandonment or discontinuance of existing lines of business; (x) enter into any Contracts with respect to or consummation of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law; (y) purchase, lease or other acquisition of the right to own, use or lease any property or assets, except for purchases of inventory or supplies in the ordinary course of business consistent with past practice; (z) acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof; (aa) settlement of any Action; (bb) (i) action by any Heartland Company to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer in respect of any Post-Closing Tax Period, (ii) entry into any “closing agreement” within the meaning of Section 7121 of the Code or settle or compromise any Tax Proceeding with respect to a material amount of the Taxes, (iii) surrender or abandonment of any right to claim a material Tax refund, (iv) consent to any extension or waiver of the statute of limitations applicable to any material Tax claim or assessment, (v) failure to pay any material Tax when due and payable (including estimated Taxes), or (vi) incurrence of any material Taxes outside the ordinary course of business; or (cc) any Contract to do any of the foregoing or any actions or omission that would result in any of the foregoing. Section 3.08 Material Contracts. (a) Section 3.08(a) of the Disclosure Schedules lists each of the following Contracts of the Heartland Companies (such Contracts, together with all Contracts concerning the occupancy, management or operation of any Real Property listed or otherwise disclosed in Section 3.09(b) of the Disclosure Schedules, all Related Party Agreements listed on Section 3.16(d) of the Disclosure Schedules and all Company IP Agreements set forth in Section 3.11(b) of the Disclosure Schedules, being “Material Contracts”): (i) each Contract of the Heartland Companies involving aggregate consideration in excess of $150,000 and which, in each case, cannot be cancelled by the Heartland Companies without penalty or without more than thirty (30) days’ notice;

- 34 - 4859-2467-6647.5 (ii) all Contracts that require the Heartland Companies to purchase their total requirements of any product or service from a third party or that contain “take or pay” provisions; (iii) all Contracts that provide for the express assumption of any Tax, environmental or other Liability of any Person; (iv) all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise); (v) all broker, distributor, reseller, remarketer, dealer, representative, agency, sales promotion, marketing, consulting or sales representative Contracts involving aggregate consideration in excess of $150,000 to which any Heartland Company is a party and which cannot be unilaterally terminated by the applicable Heartland Company without penalty or without more than thirty (30) days’ notice; (vi) all Contracts that obligate any Heartland Company to sell, transfer, or otherwise grant an interest to another Person in any asset of a Heartland Company, including any “right of first refusal,” “right of first offer,” “put or call right”, or other preferential purchase or sale right; (vii) all Contracts relating to employment, consulting, independent contracting, or other services provided to or on behalf of any Heartland Company, or that involves severance, retention, non-competition, non-solicitation, change of control or any Transaction Expenses with respect to any employee or other third party providing services to any Heartland Company; (viii) all Contracts involving the settlement of any Action to which any unpaid amounts or future obligations remain; (ix) all Contracts under which (1) any Heartland Company has created, incurred, assumed or guaranteed any Indebtedness (or any performance, bid or surety bonding or undrawn letter of credit or other financial security arrangement), (2) any Seller has provided any personal guaranties for the benefit of any Heartland Companies or (3) under which a Encumbrance (other than a Permitted Encumbrance) is imposed on any assets of a Heartland Company; (x) all Contracts with any Governmental Authority to which any Heartland Company is a party (“Government Contracts”); (xi) all Contracts that (A) limit or purport to limit the ability of the Heartland Companies to compete in any line of business or with any Person or in any geographic area, or from offering or selling any product or service to any Person or class of Persons, during any period of time; (B) contain a “most-favored nation”, “meet competition” or similar pricing terms or rights in favor of any counterparty; (C) grant to another Person exclusive rights with respect to any products, services or territory; or (D) restrict the solicitation by the Heartland

- 35 - 4859-2467-6647.5 Companies of any employees employed by any other Person (other than customary non- disclosure agreements entered into in the ordinary course of business); (xii) any Contracts to which the Heartland Companies are a party that provide for any joint venture, partnership or similar arrangement by the Heartland Companies; (xiii) all collective bargaining agreements or Contracts with any Union to which any Heartland Company is a party; (xiv) any Contract involving a commitment to make any capital expenditure, including capital expenditure that will be included in the Closing PP&E Amount, after the date hereof in excess of $100,000, except in the ordinary course of business and consistent with past practice; and (xv) all powers of attorney or other similar Contracts. (b) Except as disclosed in Section 3.08(a) of the Disclosure Schedules, each of the Material Contracts is in full force and effect, is legally enforceable against the applicable Heartland Company and, to the Knowledge of the Purchased Company, is legally enforceable by the Heartland Companies against the other party thereto, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law). The applicable Heartland Company is in compliance with each such Material Contract in all material respects, and except as disclosed in Section 3.08(a) of the Disclosure Schedules, no Heartland Company is or has violated, breached or defaulted under any Material Contract, and, to the Knowledge of the Purchased Company, no event or condition has occurred that, with or without notice or lapse of time or both, would constitute a violation, breach or default under any such Material Contract. To the Knowledge of the Purchased Company, all other parties to the Material Contracts are in compliance with the terms thereof in all material respects and have not breached or defaulted under any such Material Contract. No Heartland Company has received written notice from any Person party to any Material Contract threatening the termination, cancellation or change to the terms of any such Material Contract, or that a Heartland Company is in violation, breach or default of any Material Contract. To the Knowledge of the Purchased Company, each party to any Material Contract (other than any Heartland Company) has performed all material obligations under each Material Contract required to be performed, and no facts exist which would render such performance unlikely. Each Heartland Company that is party to a Material Contract has performed all material obligations under each Material Contract required to be performed, and no facts exist which would render such performance unlikely. No Heartland Company has received written notice that a party to a Material Contract has claimed, or threatened to claim, a force majeure or other contractual remedy (such as impossibility of performance) with respect thereto, and no Heartland Company has threatened in writing to claim force majeure or any other contractual remedy (such as impossibility of performance) with respect thereto. No Heartland Company has been awarded any Material Contract on the basis of being a small business or having any other similar preferred bidder status. No Heartland Company is currently involved in any Action relating to any Material Contract. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto) have been made available to Buyer.

- 36 - 4859-2467-6647.5 Section 3.09 Title to Assets; Real Property. (a) The Heartland Companies have good and marketable fee simple title to all of the Owned Real Property. The Heartland Companies have good and valid title to all tangible personal property and other assets reflected in the Interim Balance Sheet or acquired after the Interim Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Interim Balance Sheet Date. All Real Property and assets (including leasehold interests) are free and clear of all Encumbrances except for the following (collectively referred to as “Permitted Encumbrances”): (i) liens for Taxes not yet due and payable; (ii) mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice that are not delinquent or due and payable and which are not, individually or in the aggregate, material to the business of the Heartland Companies; (iii) easements, rights of way, zoning ordinances and other similar encumbrances affecting Real Property which are not violated by existing structures or the operations of the Heartland Companies and which do not, individually or in the aggregate, materially detract from the value of, or materially interfere with the business of the Heartland Companies, or materially interfere with the Heartland Companies’ present use and enjoyment of the Real Property subject thereto or affected thereby; or (iv) other than with respect to Real Property, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the business or value of the Heartland Companies. (b) Section 3.09(b) of the Disclosure Schedules contains a correct and complete list of all Real Property owned by the Heartland Companies, listing (i) the street address of each parcel of Real Property; and (ii) the current use of such property (the “Owned Real Property”). Sellers or any Heartland Company has delivered or made available to Buyer true, complete and correct copies of the deeds and other instruments (as recorded) by which the Heartland Companies acquired such Owned Real Property, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of Sellers or the Heartland Companies and relating to the Owned Real Property. The use and operation of the Owned Real Property in the conduct of any Heartland Company’s business do not violate any Law, covenant, condition, restriction, easement, license, permit or agreement in any material respect. No material improvements constituting a part of the Owned Real Property encroach on real property owned or leased by a Person other than the Heartland Companies. There are no Actions pending nor, to the Knowledge of the Purchased Company, threatened against or affecting the Owned Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings. Other than the Owned Real Property, the Heartland Companies do not own, and have never owned, any Real Property.

- 37 - 4859-2467-6647.5 (c) There is no real property leased by the Heartland Companies as lessee. Section 3.09(c) of the Disclosure Schedules contains a correct and complete list of all leases, subleases and other Contracts pursuant to which any Person (other than any Heartland Companies) has the right to lease, occupy or use any of the Owned Real Property. Sellers or any Heartland Company have delivered or made available to Buyer true, complete and correct copies of any leases affecting the Real Property. Except for Permitted Encumbrances or as set forth on Section 3.09(c) of the Disclosure Schedules, the Heartland Companies have not granted rights of lease, use or occupancy of any of the Owned Real Property to any Person. There exists no material dispute between the Heartland Companies and any tenant under any leases affecting Real Property, and, to the Knowledge of the Purchased Company, no circumstances exist that may give rise to any such dispute. Other than the Owned Real Property, no Heartland Company owns, occupies or otherwise uses or has any interest in any leased or owned real property or has any rights or obligations to acquire any such interest, and the Heartland Companies have no material Liability in respect of any such leased or owned real property previously occupied or otherwise used by it or in which it had any interest. (d) All Real Property and tangible personal property and other assets reflected in the Annual Financial Statements constitute all of the properties and assets used in or held for use in each Heartland Company’s business as currently conducted, and are sufficient for the Heartland Companies to operate the Business immediately following the Closing Date in the same manner in all material respects as the Business is being conducted as of the date hereof. (e) All buildings or other improvements located on the Real Property and tangible personal property and other assets reflected in the Annual Financial Statements are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such Real Property, tangible personal property or other assets is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost. There are no structural deficiencies in the Owned Real Property and there are no facts or conditions affecting any of the Owned Real Property that, individually or in the aggregate, interfere in any material respect with the use or occupancy of any of the Owned Real Property or any portion thereof in the operation of the Business as currently conducted thereon or as currently contemplated to be conducted. There are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the Knowledge of Purchased Company, threatened against any of the Owned Real Property. (f) All buildings or other improvements located on the Real Property, and the use of the Real Property by the Heartland Companies, comply in all material respects with all applicable Law relating to zoning, land use, or easements, covenants and other restrictions applicable to the Real Property, and no Heartland Company has received written notice that there are any violations of such applicable Law. (g) The Real Property: (i) is adequately serviced by all utilities necessary for the Heartland Companies to conduct the Business as currently conducted thereon; (ii) has adequate means of ingress and egress, either directly or by means of easements or rights of way; (iii) has adequate parking that is sufficient to meet the needs of the Heartland Companies’ business invitees and to comply with applicable Laws in all material respects; and (iv) is not

- 38 - 4859-2467-6647.5 located in whole or in part within an area identified as a special flood hazard area by any Governmental Authority. (h) All equipment, machinery, tools, fixtures, vehicles, telecommunications and computer equipment, and furniture which is owned, leased or used by the Heartland Companies (collectively, the “Equipment”) is reasonably suitable for the purposes for which it is used, and is located at the Owned Real Property. Section 3.09(h)(i) of the Disclosure Schedules sets forth a correct and complete list of all vehicles owned or leased by the Heartland Companies, which list sets forth for each vehicle the Heartland Company that owns or leases such vehicle, and the make, model, year, VIN, state of registration, and lessor (if applicable) of such vehicle. Section 3.09(h)(ii) of the Disclosure Schedules sets forth a correct and complete list of all leases and other agreements pursuant to which the Heartland Companies lease any vehicles and other Equipment which provide for payments of $25,000 or more per year, indicating if any such leases are capital or finance leases under GAAP. Section 3.10 Assets. The Heartland Companies have (i) good, valid and marketable title to all properties and assets (whether real, personal, tangible or intangible) reflected on the Interim Balance Sheets or acquired after the date of the Interim Balance Sheets (other than assets sold by the Heartland Companies in the ordinary course of business since the Interim Balance Sheet Date) purported to be owned by it, and (ii) valid leasehold title to all properties and assets (whether real, personal, tangible or intangible) reflected on the Interim Balance Sheets or acquired after the date of the Interim Balance Sheets (other than assets sold by the Heartland Companies in the ordinary course of business since the date of the Interim Balance Sheets) purported to be leased by it. None of the properties or assets owned by the Heartland Companies is subject to any Encumbrance (other than Permitted Encumbrances), other than those Encumbrances set forth in Section 3.10 of the Disclosure Schedules. All such properties and assets reflected on the Interim Balance Sheets or acquired after the date of the Interim Balance Sheets constitute all of the properties and assets used in or held for use in the Business as currently conducted, and are sufficient for the Heartland Companies to operate the business in material all respects immediately following the Closing Date in the same manner as such business is being conducted as of the date hereof. All tangible assets used in or necessary for the operation of the Business are in good operating condition (normal wear and tear excepted) and usable in the ordinary course of business and adequate for the operation of the Business as currently conducted, and no such asset is in need of unusual or extraordinary repair or maintenance. Section 3.11 Intellectual Property; IT Systems. (a) Section 3.11(a) of the Disclosure Schedules contains a correct, current, and complete list of: (i) all Company IP Registrations, specifying as to each, as applicable: the title, mark, or design; the record owner and inventor(s), if any; the jurisdiction by or in which it has been issued, registered, or filed; the patent, registration, or application serial number; the issue, registration, or filing date; and the current status; (ii) all unregistered Trademarks included in the Company Intellectual Property; (iii) all proprietary Software of the Heartland Companies; and (iv) all other material Company Intellectual Property used or held for use in the Business.

- 39 - 4859-2467-6647.5 (b) Section 3.11(b) of the Disclosure Schedules contains a correct, current, and complete list of all Company IP Agreements. Sellers or any Heartland Company have provided Buyer with true and complete copies (or in the case of any oral agreements, a complete and correct written description) of all Company IP Agreements, including all modifications, amendments and supplements thereto. Each Company IP Agreement is valid and binding on the Heartland Companies in accordance with its terms and is in full force and effect. Neither the Heartland Companies nor, to the Knowledge of the Purchased Company, any other party thereto is in breach of or default under, or has provided or received any written notice of breach of, default under, or intention to terminate (including by non-renewal), any Company IP Agreement. (c) The Heartland Companies are the sole and exclusive legal and beneficial, and with respect to the Company IP Registrations, record, owner of all right, title, and interest in and to the Company Intellectual Property, and have the valid and enforceable right to use all other Intellectual Property used or held for use in or necessary for the conduct of the Business as currently conducted, in each case, free and clear of Encumbrances other than Permitted Encumbrances. The Heartland Companies have entered into binding, valid and enforceable, written Contracts with each current and former independent contractor whereby such independent contractor (i) acknowledges the Heartland Companies’ exclusive ownership of all Intellectual Property invented, created, or developed by such independent contractor within the scope of his or her engagement with the Heartland Companies; (ii) grants to the Heartland Companies a present, irrevocable assignment of any ownership interest such independent contractor may have in or to such Intellectual Property; and (iii) irrevocably waives any right or interest, including any moral rights, regarding any such Intellectual Property, to the extent permitted by applicable Law. Sellers or any Heartland Company have provided Buyer with true and complete copies of all such Contracts. All assignments and other instruments necessary to establish, record, and perfect the Heartland Companies’ ownership interest in the Company IP Registrations have been validly executed, delivered, and filed with the relevant Governmental Authorities and authorized registrars. (d) Except as set forth in Schedule 3.04 of the Disclosure Schedules, neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of, or require the consent of any other Person in respect of, the Heartland Companies’ right to own or use any Company Intellectual Property or Licensed Intellectual Property. (e) All of the Company Intellectual Property is valid and enforceable, and all Company IP Registrations are subsisting and in full force and effect. The Heartland Companies have taken commercially reasonable steps to maintain and enforce the Company Intellectual Property and to preserve the confidentiality of all Trade Secrets included in the Company Intellectual Property, including by requiring all Persons having access thereto to execute binding, written non-disclosure agreements. All required filings and fees related to the Company IP Registrations have been timely submitted with and paid to the relevant Governmental Authorities and authorized registrars such that all Company IP Registrations are in full force and effect and good standing as of the date hereof and will remain in full force and effect to be in good standing as of the Closing Date. There are no actions that must be taken by a Heartland Company within one hundred twenty (120) days of the Closing Date, including the payment of any registration, maintenance, or renewal fees, or the filing of any documents, applications, or certificates, for the

- 40 - 4859-2467-6647.5 purposes of obtaining, maintaining, perfecting, preserving, or renewing any rights in the Company IP Registrations. (f) The Heartland Companies have not infringed, misappropriated or otherwise violated the Intellectual Property of any Person in any material respect. To the Knowledge of the Purchased Company, no Person has infringed, misappropriated or otherwise violated any Company Intellectual Property in any material respect. (g) There are no Actions (including any opposition, cancellation, revocation, review, or other proceeding) pending or, to the Knowledge of the Purchased Company, threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, or other violation by the Heartland Companies of the Intellectual Property of any Person; (ii) challenging the validity, enforceability, registrability, patentability, or ownership of any Company Intellectual Property or the Heartland Companies’ right, title, or interest in or to any Company Intellectual Property or Licensed Intellectual Property; or (iii) by the Heartland Companies alleging any infringement, misappropriation, or other violation by any Person of the Company Intellectual Property or such Licensed Intellectual Property. Neither Sellers nor the Heartland Companies have Knowledge of any facts or circumstances that would reasonably be expected to give rise to any such Action. The Heartland Companies are not subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or would reasonably be expected to restrict or impair the use of any Company Intellectual Property. (h) Section 3.11(h) of the Disclosure Schedules contains a correct, current, and complete list of all social media accounts used in each Heartland Company’s business. The Heartland Companies have complied with all terms of use, terms of service, and other Contracts and all associated policies and guidelines relating to its use of any social media platforms, sites, or services (collectively, “Platform Agreements”). There are no Actions, whether settled, pending, or, to the Knowledge of the Purchased Company, threatened, alleging any (A) breach or other violation of any Platform Agreement by the Heartland Companies; or (B) defamation, violation of publicity rights of any Person, or any other violation by the Heartland Companies in connection with its use of social media. (i) Except as set forth in Section 3.11(i) of the Disclosure Schedules, there are no Contracts to replace or upgrade any part of the IT Systems requiring an aggregate expenditure in excess of $100,000. The IT Systems are in good working condition, ordinary wear and tear excepted, sufficient for the Business, and have been reasonably maintained in accordance with industry standards for proper operation, monitoring and use. To the Knowledge of the Purchased Company, the IT Systems are free of any and all “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines, malware or hardware components that permit unauthorized access, disruption, modification, restriction, or loss of such IT Systems (or any parts thereof) or any data or Software. Disaster recovery plans are in place that are intended to ensure that the core IT Systems can be replaced without disruption to the business of the Heartland Companies for a protracted period of time in the event of failure of the IT Systems in whole or material part. The IT Systems are protected by commercially reasonable security, firewall and anti-virus protection hardware and Software. There are, and during the five (5) year period prior to the date of this Agreement there have been, no performance reductions or

- 41 - 4859-2467-6647.5 to the Knowledge of Purchased Company electronic or physical intrusions into any IT Systems or loss of data, except short-term downtimes resolved within 24 hours. During the five (5) year period prior to the date of this Agreement, (i) no Heartland Company has received written notice of any Action against any Heartland Company by any Governmental Authority or by any other Person with respect to the collection, use, processing, transfer, import, export, storage, disposal, or disclosure of Personal Data or commercially sensitive technologies by the Heartland Companies, and (ii) there have been no material security breaches or security incidents, and no Heartland Company has received any written notice from any Person regarding such a security breach or security incident. The Software and IT Systems used by the Heartland Companies in the conduct of the Business are sufficient in all material respects for the current needs of the Business. (j) The Heartland Companies have complied in all material respects with all applicable Laws and all publicly posted policies, notices, and statements concerning the collection, use, processing, storage, transfer, and security of personal information in the conduct of each Heartland Company’s business. The Heartland Companies have not (i) to the Knowledge of the Purchased Company, experienced any data breach or other security incident involving Personal Data or commercially sensitive technologies in their possession or control or (ii) received any written notice of any audit, investigation, complaint, or other Action by any Governmental Authority or other Person concerning the Heartland Companies’ collection, use, processing, storage, transfer, or protection of Personal Data or commercially sensitive technologies, or violation of any applicable Law, including Data Privacy and Security Laws, and to the Knowledge of the Purchased Company, there are no facts or circumstances that would reasonably be expected to give rise to any such Action. Section 3.12 Privacy and Data Security. Each Heartland Company (a) has developed, implemented, and maintains a commercially reasonable information security program which contains administrative, technical, and physical safeguards to protect against loss and against unauthorized access, modification, use or disclosure, integrity and security of Personal Information or competitively sensitive technologies in its possession, custody or control; (b) is and has been in compliance with all Data Privacy and Security Requirements in all material respects; (c) has not received any written subpoenas, demands, or other notices from any Governmental Authority or other Person investigating, alleging or otherwise relating to any material violation of any Data Privacy and Security Laws, and to the Knowledge of the Purchased Company, no Heartland Company is under investigation by any Governmental Authority for any violation of any Data Privacy and Security Laws, and no written notice, complaint, claim, enforcement action, or litigation of any kind has been served on, or to the Knowledge of the Purchased Company, filed against, any Heartland Company under any Data Privacy and Security Requirements; (d) has not experienced any failures, crashes, security breaches, unauthorized access, use, or disclosure, or other adverse events or incidents related to Personal Data during the five (5) year period prior to the date of this Agreement that required notification of individuals, law enforcement, or any Governmental Authority; and (e) to the extent that the Purchased Company processes any financial account numbers (such as credit cards, bank accounts, PayPal accounts, debit cards), passwords, CCV data, or other related data (“Cardholder Data”), the Purchased Company has implemented information security procedures, processes and systems in accordance with applicable Data Privacy and Security Laws relating to Cardholder Data.

- 42 - 4859-2467-6647.5 Section 3.13 Inventory. All raw material, work-in-process, finished goods, and spare parts inventory of the Heartland Companies (i) is in all material respects of a quantity and quality usable and salable in the ordinary course of business and (ii) except for such items acquired or produced after the Interim Balance Sheet Date, is reflected on the Interim Balance Sheets at the lower of cost (determined on a first-in, first-out basis) or market value in accordance with GAAP applied, to the extent in accordance with GAAP, on a consistent basis, with adequate provisions or adjustments having been made for excess and slow-moving inventory and inventory obsolescence and shrinkage and taking into account manufacturer program discounts earned, subject to year-end adjustments. Except as disclosed in Section 3.13 of the Disclosure Schedules, no Heartland Company is in possession of any goods not owned by such Heartland Company. The inventories (other than goods in transit and items held by subcontractors, customers, or vendors of the Heartland Companies in the ordinary course of business) of the Heartland Companies are located on the Owned Real Property. Except as set forth in Section 3.13 of the Disclosure Schedules, all such inventory is owned by the Heartland Companies free and clear of all Encumbrances, other than Permitted Encumbrances and no inventory is held on a consignment basis. The quantities of each item of inventory (whether raw materials, work-in- process or finished goods) are not excessive, but are reasonable in the present circumstances of the Heartland Companies. Section 3.14 Accounts Receivable; Accounts Payable. (a) The accounts receivable of the Heartland Companies, whether reflected on the Interim Balance Sheets or arising since the Interim Balance Sheet Date, (i) are reflected properly on the books and records of the Heartland Companies in all material respects, (ii) have arisen from bona fide transactions and represent amounts receivable for goods actually delivered or services actually provided in the ordinary course of business of a Heartland Company (or, in the case of non-trade receivables, represent amounts receivable in respect of other bona fide business transactions), (iii) are not subject to any material defenses, counterclaims or rights of setoff (subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by applicable Laws), (iv) have been billed by a Heartland Company in its ordinary course of business, and (v) are fully collectible except, in the case of receivables arising prior to the Interim Balance Sheet Date, to the extent of the reserves set forth in the Interim Balance Sheets that have been described in writing to Buyer. No third party has provided written notice contesting its obligation to pay any account receivable reflected on the books and records of the Heartland Companies. The reserve for uncollectible items shown on the Interim Balance Sheets are reasonable in amount based upon the Heartland Companies’ collection histories and facts known to the Heartland Companies with respect to current accounts and notes receivable. Section 3.14(a) of the Disclosure Schedules sets forth the total amount of accounts receivable outstanding as of May 31, 2022, together with the aging of such receivables. No Heartland Company has made any agreement or agreed to any concession with any third party to amend, modify or otherwise change the payment terms or amount of any outstanding account receivable. None of the accounts receivable of any Heartland Company have been assigned or pledged to any other Person, and no further goods are required to be provided and no further services are required to be rendered in order to complete the sales and fully render the services so as to entitle a Heartland Company to collect the accounts receivable in full.

- 43 - 4859-2467-6647.5 (b) Section 3.14(b) of the Disclosure Schedules sets forth the total amount of accounts payable and notes payable by Heartland Companies outstanding as of May 31, 2022 All accounts payable and notes payable by the Heartland Companies to third parties arose in the ordinary course of business or otherwise represent amounts payable in respect of other bona fide business transaction, and there is no such account payable or note payable that is past due according to its terms, except those contested in good faith. Section 3.15 Customers. Section 3.15 of the Disclosure Schedules sets forth (i) the top ten (10) customers of the Heartland Companies based on revenues received by the Heartland Companies for each of the two (2) most recent fiscal years (collectively, the “Material Customers”); and (ii) the amount of consideration paid by each Material Customer during such periods. No Heartland Company is required to provide any material bonding or other financial security arrangements in connection with any of its transactions with any customer. The Heartland Companies have not received any written notice that any of their Material Customers has ceased, or intends to cease after the Closing, to use the Heartland Companies’ goods or services or to otherwise terminate or materially reduce its relationship with the Heartland Companies. No Material Customer has notified a Heartland Company in writing of its inability to pay its obligations when due, and no Material Customer has provided notice to the effect that such customer will change the terms on which it makes purchases from a Heartland Company. No Material Customer has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement. None of the Heartland Companies’ customers is a Related Party. No Material Customer has breached its obligations to a Heartland Company in any respect in the last twelve (12) months. No Heartland Company is currently involved in a dispute with any Material Customer, and has not been involved in any dispute with any Material Customer during the five (5) years prior to the date of this Agreement. Section 3.16 Related Party Transactions. (a) Except as provided in Section 3.16(a) of the Disclosure Schedules, no Related Party is a customer, vendor, lessor, licensor, referral source, contractor, subcontractor or sales representative to any Heartland Company, nor does any Related Party, nor any manager, director, officer or employee of any Heartland Company have any direct or indirect interest in any customer, vendor, lessor, insurer, licensor, referral source, contractor, subcontractor or sales representative of the Heartland Companies. (b) Except as set forth in Section 3.16(b) of the Disclosure Schedules, no Related Party owns, leases, licenses or uses any asset of any Heartland Company or that a Heartland Company uses in, or is necessary to the operation of, the business of the Heartland Companies. (c) Except as set forth in Section 3.16(c) of the Disclosure Schedules, no Seller or other Affiliate of any Heartland Company has (i) an interest in any Person that purchases from or sells to any Heartland Company any goods or services, or (ii) a beneficial interest in any Material Contract. No Related Party has any claim or cause of action or other Action against any Heartland Company. No Related Party provides any legal, accounting, management, or other professional services to any Heartland Company.

- 44 - 4859-2467-6647.5 (d) Except as set forth in Section 3.16(d) of the Disclosure Schedules, there are no Related Party Agreements. (e) Except as set forth in Section 3.16(e) of the Disclosure Schedules, each Related Party Agreement listed or required to be listed in Section 3.16(d) of the Disclosure Schedules has been terminated, or will be terminated effective as of the Closing, with no Liability of any Heartland Company thereunder upon or following the Closing. (f) Except as set forth in Section 3.16(f) of the Disclosure Schedules, there are no Related Party Accounts. (g) Except as set forth in Section 3.16(g) of the Disclosure Schedules, all Related Party Accounts listed or required to be listed on Section 3.16(f) of the Disclosure Schedules have been, or will be as of the Closing, settled and eliminated, with no Liability of any Heartland Company upon or following the Closing. As of the Closing, no amount will be due by a Heartland Company to any Seller or any Related Party. No Related Party, nor any manager, director, officer or employee of any Heartland Company, is indebted to any Heartland Company, nor is any Heartland Company indebted (or obligated to make loans or extend or guarantee credit) to any of them. Section 3.17 Insurance. Section 3.17 of the Disclosure Schedules sets forth a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by any Seller or its Affiliates (including the Heartland Companies) and relating to the assets, business, operations, employees, officers and directors of the Heartland Companies (collectively, the “Insurance Policies”) and true and complete copies of such Insurance Policies have been made available to Buyer. Such Insurance Policies are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement. The Heartland Companies have not received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance Policy. No Heartland Company has been refused any insurance or had its coverage limited by any carrier. During the five (5) years prior to the date of this Agreement, each Heartland Company has maintained, or been the beneficiary of, insurance policies that satisfy any insurance coverage requirements under applicable Laws or any Contracts to which a Heartland Company was a party. The Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of the Heartland Companies. All such Insurance Policies (a) are valid and binding in accordance with their terms; (b) are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage. Section 3.17 of the Disclosure Schedules identifies any pending claims under any of the Insurance Policies as of the date hereof, and each such pending claim has been made in a timely fashion and as otherwise required by such policy. There are no claims related to the business of the Heartland Companies pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. None of the Heartland Companies is in material default with respect to any provision contained in any

- 45 - 4859-2467-6647.5 Insurance Policy or has failed to give any notice or present any claim under any Insurance Policy in timely fashion. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Heartland Companies and are sufficient for compliance with all applicable Laws and Contracts to which the Heartland Companies are a party or by which they are bound. No Heartland Company has ever reached or exceeded its policy limits for any insurance policy. No Heartland Company has received any notice from any policy that such policy will not provide coverage with respect to any Liabilities or Losses related to COVID-19 or COVID-19 Measures. No Heartland Company is self-insured and or obtains insurance from a captive insurance company. Section 3.18 Legal Proceedings; Governmental Orders. (a) There are no Actions pending or, to the Knowledge of the Purchased Company, threatened (a) against or by the Heartland Companies or affecting any of their properties or assets (or by or against any Seller or any Affiliate thereof and relating to the Heartland Companies); or (b) against or by the Heartland Companies, any Seller or any Affiliate of the Heartland Companies or any Seller that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To the Knowledge of the Purchased Company, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. There is no Action pending or, to the Knowledge of the Purchased Company, threatened against any current or former manager, director or officer of the Heartland Companies with respect to which the Heartland Companies have, or are reasonably likely to have, an indemnification obligation. (b) There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Heartland Companies or any of their properties or assets. Section 3.19 Compliance With Laws; Permits. (a) During the five (5) years prior to the date of this Agreement, each Heartland Company has complied, and is now complying, with all Laws applicable to it or its business, properties or assets in all material respects. (b) Each Heartland Company has all Permits necessary to conduct its business as now being conducted and in a manner consistent with past practice, and all of such Permits are listed in Section 3.19(b) of the Disclosure Schedules (the “Business Permits”). The Business Permits are in full force and effect, the Heartland Companies are in compliance in all material respects with all such Business Permits, and except as set forth on Section 3.19(b) of the Disclosure Schedules, no consent or other Action is required in order for such Business Permits to remain in full force and effect following the Closing. The Heartland Companies have taken all necessary action to maintain each Business Permit and all applications required to be filed for renewal of any such Business Permit have been timely filed and all other filings required to have been made with respect to such Business Permits have been duly made on a timely basis. As of the date hereof, no suspension or cancellation of any of the Business Permits is pending or threatened in writing, and the Heartland Companies are not, and during the five (5) year period prior to the date of this Agreement have not been, in material violation of or in default under any

- 46 - 4859-2467-6647.5 Business Permit (and no event has occurred that, with notice or the lapse of time or both, would reasonably be expected to result in a default or violation in any respect of a Business Permit). No citation has been issued by any Governmental Authority with respect to any Business Permit, no Action has been initiated by or before any Governmental Authority with respect to any Business Permit, and, to the Knowledge of the Purchased Company, there is no reasonable basis for any of the foregoing. To the Knowledge of the Purchased Company, there is no (i) present or ongoing investigation, review or proceeding by any Person that would reasonably be expected to result in a claim or notice of violation or non-compliance with, or a revocation, non-renewal or a modification of, any such Business Permit in any respect, or (ii) event, omission or condition that would reasonably be expected to result in a notice of violation or non-compliance with, or a revocation, non-renewal or modification or revision of, any such Business Permit in any respect. (c) The Heartland Companies have at all times complied with all applicable Laws with respect to the business of each Heartland Company regarding anti-corruption and the use of funds for political activity or commercial bribery, including the FCPA. The Heartland Companies have not: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made or promised to make any payment or transfer anything of value, directly or indirectly to any Governmental Authority or official or to any other individual or entity, while knowing that all or part of the payment would be shared with a Governmental Authority or official, individual or entity, for the purpose of securing any improper advantage; (iii) offered or received any illegal discounts, rebates or kickbacks in violation of applicable Laws; or (iv) otherwise made or received any payments or transfers of value that have the purpose or effect of public or commercial bribery, acceptance or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining or securing business. No director or officer of any Heartland Company is a Governmental Authority or official or close family member of such a Governmental Authority or official. (d) No Heartland Company has received at any time during the five (5) years prior to the date of this Agreement any written notice, citation, summons, complaint, demand or other written communication from any Governmental Authority (i) asserting that such Heartland Company is not in compliance with any Law or order, award, judgment, injunction or decree of any Person or (ii) threatening to revoke any Permit owned or held by such Heartland Company, and to the Knowledge of the Purchased Company, no event has occurred and no condition exists which is reasonably likely to give rise to any such assertion or threat. Section 3.20 Environmental Matters. (a) The Heartland Companies are currently and during the five (5) years prior to the date of this Agreement have been in compliance in all material respects with all Environmental Laws and each of Sellers and the Heartland Companies have not received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date. (b) The Heartland Companies have obtained and are in compliance in all material respects with all Environmental Permits (each of which is disclosed in Section 3.20(b) of the Disclosure Schedules) necessary for the ownership, lease, operation or use of the Business,

- 47 - 4859-2467-6647.5 assets of the Heartland Companies or the Real Property, and all such Environmental Permits are in full force and effect, and neither Sellers nor any Heartland Company have Knowledge of any condition, event or circumstance that might prevent or impede, after the Closing Date, the ownership, lease, operation or use of the Business, assets of the Heartland Companies or the Real Property as currently carried out. With respect to any such Environmental Permits, Sellers and the Heartland Companies have undertaken, or will undertake prior to the Closing Date, all measures necessary to facilitate transferability of the same, and neither the Heartland Companies nor Sellers have Knowledge of any condition, event or circumstance that might prevent or impede the transferability of the same, nor have they received any Environmental Notice or written communication regarding any material adverse change in the status or terms and conditions of the same. (c) No real property currently or formerly owned, operated or leased by the Heartland Companies is listed on, or has been proposed for listing on, the National Priorities List (or SEMS) under CERCLA, or any similar state list or foreign analog. (d) There has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the business or assets of the Heartland Companies or any real property currently or formerly owned, operated or leased by the Heartland Companies. The Heartland Companies or the Sellers have not received an Environmental Notice that any real property currently or formerly owned, operated or leased in connection with the business of the Heartland Companies (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material which would reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, the Heartland Companies. (e) Except as disclosed in Section 3.20(e) of the Disclosure Schedules, there (i) are no active or abandoned aboveground or underground storage tanks owned or operated by the Heartland Companies; (ii) is not any friable asbestos containing materials located at or in any of the Owned Real Property; and (iii) are no, to the Knowledge of the Purchased Company, PCB-containing materials located at or in any of the Owned Real Property. (f) Section 3.20(f) of the Disclosure Schedules contains a complete and accurate list of all off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by the Heartland Companies, and none of these facilities or locations has been placed or proposed for placement on the National Priorities List (or SEMS) under CERCLA, or any similar state list, and neither any Seller nor any Heartland Company has received any Environmental Notice regarding potential liabilities with respect to such off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by the Heartland Companies. (g) No Heartland Company has retained or assumed, by contract or operation of Law, any liabilities or obligations of third parties under Environmental Law. (h) The Heartland Companies have provided or otherwise made available to Buyer any and all environmental reports, studies, audits, records, sampling data, site assessments, risk assessments, economic models and other similar documents with respect to the business or assets of the Heartland Companies or any currently or formerly owned, operated or

- 48 - 4859-2467-6647.5 leased real property which are in the possession or control of the Sellers or the Heartland Companies related to compliance with Environmental Laws, Environmental Claims or an Environmental Notice or the Release of Hazardous Materials. (i) Sellers or the Heartland Companies own and control all Environmental Attributes and have not entered into any contract or pledge to transfer, lease, license, guarantee, sell, mortgage, pledge or otherwise dispose of or encumber any Environmental Attributes as of the date hereof. Section 3.21 Employee Benefit Matters. (a) The Heartland Companies do not currently maintain, sponsor or contribute to, have never maintained, sponsored or contributed to, are not required to maintain, sponsor or contribute to, and have never been required to maintain, sponsor or contribute to, any pension, benefit, retirement, compensation, employment, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off (PTO), medical, vision, dental, disability, welfare, Code Section 125 cafeteria, fringe benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, for the benefit of any current or former employee, officer, director, or independent contractor or consultant (to the extent such independent contractor or consultant is a natural Person) of the Heartland Companies or any spouse or dependent of such individual, or under which the Heartland Companies or any of its ERISA Affiliates has or may have any Liability contingent or otherwise (each, a “Benefit Plan”). The Heartland Companies do not have any Benefit Plan that is maintained, sponsored, contributed to, or required to be contributed to, by the Heartland Companies primarily for the benefit of employees and other service providers outside of the United States. (b) None of the Heartland Companies nor any of their Affiliates has any commitment or obligation or has made any representations to any employee, officer, director, independent contractor or consultant, whether or not legally binding, to adopt, amend, modify or terminate any Benefit Plan or any collective bargaining agreement, in connection with the consummation of the transactions contemplated by this Agreement or otherwise. (c) Neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, officer, employee, independent contractor or consultant of the Heartland Companies to severance pay or any other payment; (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation (including equity-based compensation) due to any such individual; (iii) [reserved]; (iv) [reserved]; or (v) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code. (d) The Heartland Companies have complied in all material respects with the PPACA, including, to the extent applicable, the employer shared responsibility provisions

- 49 - 4859-2467-6647.5 relating to the offer of medical coverage that qualifies as “minimum essential coverage” that is “affordable” and provides “minimum value” to “full-time employees” and their “dependents” (as those terms are defined in Section 4980H of the Code and the related regulations) and the applicable information reporting requirements under Sections 6055 and 6056 of the Code. Section 3.22 Employment Matters. (a) Section 3.22(a) of the Disclosure Schedules sets forth a correct and complete list of all directors, managers, and officers of each Heartland Company. The Heartland Companies do not currently have, and have never had, any employees. (b) Section 3.22(b) of the Disclosure Schedules contains a list of all persons who are independent contractors or consultants of the Heartland Companies as of the date hereof, and sets forth for each such individual the following: (i) name; (ii) employing or engaging entity; (iii) primary place of employment; (iv) title or position (including whether full-time or part- time); (v) retention date; (vi) current contract fee; and (vii) commission, bonus or other incentive-based compensation eligibility. (c) No allegations of sexual harassment, discrimination, unlawful termination or other violation of any Law relating to labor and employment have been received by any Heartland Company and, to the Knowledge of the Purchased Company, no event has occurred or circumstances exist that could provide the basis for any such charge. No Heartland Company has entered into any settlement agreement related to such kind of allegations of sexual harassment or sexual misconduct by a manager, contractor, director, officer or other individual during the five (5) years prior to the date of this Agreement. (d) All individuals characterized and treated by the Heartland Companies as independent contractors or consultants are properly treated as independent contractors under all applicable Laws. (e) No Heartland Company is a government contractor or subcontractor for purposes of any Laws with respect to terms and conditions of employment, including Executive Order 11246, Section 503 of the Rehabilitation Act of 1973, and the Vietnam Era Veterans’ Readjustment Assistance Act of 1974, including all implementing regulations. Section 3.23 Taxes. Except as set forth on Section 3.22(a) of the Disclosure Schedules: (a) All Tax Returns required to be filed on or before the date hereof by the Heartland Companies have been timely filed, including applicable extensions. Such Tax Returns are true, complete and correct in all material respects. All Taxes due and owing by the Heartland Companies (whether or not shown on any Tax Return) have been timely paid to the appropriate Governmental Authority. (b) Each Heartland Company has correctly classified those individuals performing services as employees, leased employees, independent contractors or agents (including for the purpose of applicable employment, labor or social security Laws). Except as set forth on Section 3.23(b) of the Disclosure Schedules, the Heartland Companies have withheld and paid to the relevant Governmental Authority all Taxes required to have been withheld and

- 50 - 4859-2467-6647.5 paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law. (c) No claim has been made by any taxing authority in any jurisdiction where any Heartland Company does not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction. (d) Except as set forth in Section 3.23(d) of the Disclosure Schedules, no extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Heartland Companies. (e) Each Heartland Company is not a party to any Action by any taxing authority. There are no pending or, to the Knowledge of the Purchased Company, threatened Actions by any taxing authority. (f) The U.S. federal income tax classification of each Heartland Company is set forth in Section 3.23(f) of the Disclosure Schedule. (g) Except as set forth in Section 3.23(g) of the Disclosure Schedules, none of the assets of any Heartland Company represent interests in a joint venture, partnership, or other arrangement or contract which is treated as a partnership for U.S. federal income tax purposes. (h) Sellers or any Heartland Company has delivered or made available to Buyer copies of all federal, state, local and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, the Heartland Companies for all Tax periods ended after January 1, 2018. (i) There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Heartland Companies. (j) No Heartland Company is a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement. No Heartland Company has liability for the Taxes of any other Person (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor under applicable Tax Law, or (iii) by Contract, other than Contracts entered into in the ordinary course of business and not relating primarily to Taxes. (k) No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any taxing authority with respect to the Heartland Companies. (l) None of the Heartland Companies is or has been a member of a group with which it has filed or been included in a combined, consolidated or unitary income Tax Return. None of the Heartland Companies is liable for the Taxes of any person (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law) by reason of it having been a member of any group on or prior to the Closing Date, (ii) by reason of any contract, other than Contracts entered into in the ordinary course of business and not relating

- 51 - 4859-2467-6647.5 primarily to Taxes, or (iii) by reason of assumption, transferee or successor liability, operation of Law. (m) Each Heartland Company will not be required to include any item of income in, or exclude any item or deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of: (i) any change in a method of accounting under Section 481 of the Code (or any comparable provision of state, local or foreign Tax Laws), or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date; (ii) use of an improper method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date; (iii) an installment sale or open transaction occurring on or prior to the Closing Date; (iv) a prepaid amount or deferred revenue received on or before the Closing Date; (v) any “closing agreement” under Section 7121 of the Code, or similar provision of state, local or foreign Law entered into on or before the Closing Date; or (vi) any election under Section 108(i) of the Code (or any similar or analogous provision of state, local or foreign Law) made or entered into on or before the Closing Date. (n) Each Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. (o) None of the Heartland Companies has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares intended to qualify for tax-free treatment under Section 355 of the Code occurring within the two (2)-year period ending on the date of this Agreement or otherwise as part of a plan that includes the transactions contemplated by this Agreement. (p) No Heartland Company has engaged in a transaction that the Internal Revenue Service has identified by regulation or other form of published guidance as a “reportable transaction,” as defined by Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b) (or any corresponding or similar provision of federal, state, local or foreign tax law). (q) There are no foreign (non-U.S.) jurisdictions in which any Heartland Company is subject to Tax, is engaged in business or has a permanent establishment. No Heartland Company has transferred any asset, whether tangible or intangible, in a transaction subject to Section 367 of the Code.

- 52 - 4859-2467-6647.5 (r) No property owned by the Heartland Companies is (i) required to be treated as being owned by another person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, (ii) subject to Section 168(g)(1)(A) of the Code, or (iii) subject to a disqualified leaseback or long-term agreement as defined in Section 467 of the Code. (s) No election under Section 1101(g)(4) of the Bipartisan Budget Act of 2015 has been made by or on behalf of any Heartland Company to have the amendments made by such provisions to apply to any income Tax Return of any Heartland Company with respect to any Tax period beginning on or before December 31, 2017. (t) No Heartland Company has deferred any Taxes under Sec. 2302 of the CARES Act, claimed any “qualified wages” under Sec. 2301 of the CARES Act or deferred payroll or withholding Taxes pursuant to the Presidential Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, issued August 8, 2020, or otherwise. (u) Except as set forth on Section 3.23(u) of the Disclosure Schedules, there are no Tax credits, grants or similar amounts of or relating to any Heartland Company that are or could be subject to clawback or recapture as a result of (i) the transactions contemplated by this Agreement, or (ii) a failure by any Heartland Company prior to the Closing to satisfy one or more requirements on which the credit, grant or similar amount is or was conditioned. (v) Each Heartland Company has properly (i) collected and remitted sales, use, value added and similar Taxes with respect to sales or leases made or services provided to its customers and (ii) for all sales, leases or provision of services that are exempt from sales, use, value added and similar Taxes and that were made without charging or remitting sales, use, value added or similar Taxes, received, retained and have on hand all appropriate Tax exemption certificates and other documentation qualifying such sale, lease or provision of services as exempt. (w) For each taxable year since its formation, NMS Warranty (i) qualified as a small company under Code Section 831(b)(2)(A), and (ii) satisfied the diversification requirements of Code Section 831(b)(2)(B). (x) Except as set forth in Section 3.23(x) of the Disclosure Schedules, no Heartland Company has elected into any pass-through entity level tax regime in any state where it has an income tax filing obligation. Section 3.24 Books and Records. The minute books and stock record books of the Heartland Companies, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of the Heartland Companies contain accurate and complete records in all material respects of all meetings, and actions taken by written consent of, the equityholders, the board of directors or board of managers and any committees thereof of the Heartland Companies, and no material meeting or action taken by written consent of any such equityholders, board of directors, board of managers or committee has been held for which minutes have not been

- 53 - 4859-2467-6647.5 prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Heartland Companies. Section 3.25 Brokers. Except for D.A. Davidson Companies, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Heartland Companies. Section 3.26 Export/Import.The Heartland Companies are and have been during the five (5) year period prior to the date of this Agreement in compliance in all material respects with all Export Control Laws. There are no Actions pending or, to the Knowledge of the Purchased Company, threatened under any Export Control Law. (b) The Heartland Companies have not received any correspondence, written notice, request for information or administrative subpoena from a Governmental Authority during the five (5) year period prior to the date of this Agreement regarding a potential violation of the Export Control Laws. (c) The Heartland Companies have all necessary authority under the Export Control Laws and any regulations issued thereunder to conduct their current business operations, including: (i) all necessary licenses for any pending export transactions; (ii) all necessary licenses and clearances for the disclosure of information to foreign persons; and (iii) all necessary registrations with government agencies with authority to implement the Export Control Laws. (d) The Heartland Companies have procured all required export licenses and approvals prior to releasing, sharing or otherwise exporting any technology or technical data to any foreign nationals, wherever located. (e) The Heartland Companies have not participated directly or, to the Knowledge of the Heartland Companies, indirectly in any boycotts or other similar practices in violation of, or triggering penalties under, the regulations of the United States Department of Commerce or Section 999 of the Code. (f) The Heartland Companies have made available to Buyer true and complete copies of all issued and pending registrations under the International Traffic in Arms Regulations and export licenses of the Heartland Companies. (g) The Heartland Companies have not maintained employees or assets of any kind in Cuba, Burma, Iran, Libya, North Korea, Sudan, Syria, or any other country against which the United States currently maintains, or during the five (5) year period prior to the date of this Agreement maintained, economic sanctions. (h) The Heartland Companies are and during the five (5) year period prior to the date of this Agreement have been in compliance in all material respects with all Laws governing the importation of products into the United States and other territories and any rules and regulations administered and enforced by the United States Customs and Border Protection thereunder (“CBP”) as well as all analogous customs, rules, laws and regulations of any other

- 54 - 4859-2467-6647.5 applicable jurisdiction (collectively, “Import Compliance”) or any other Governmental Authority related to the regulation of imports, the entry of merchandise into the CBP territory of the United States, transmissions or similar transfers of goods, technology, software or services. To the Knowledge of the Purchased Company, there are no potential violations relating to any current or pending transaction regarding the importation of products by a Heartland Company at any time during the five (5) year period prior to the date of this Agreement. During the five (5) year period prior to the date of this Agreement, no Heartland Company has made any voluntary or other disclosures to the United States government or any other Governmental Authority with respect to any irregularity, misstatement or omission or other potential violation arising under or relating to the requirements of Import Compliance violation arising under or relating to the requirements of Import Compliance. No Action is pending by or against any Heartland Company alleging any failure to comply with any Import Compliance. Each Heartland Company has paid all duties, tariffs, taxes, or fees on entered merchandise collected by CBP due and payable by the Heartland Companies as of the date of this Agreement. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLERS Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, each Seller, severally and not jointly, solely as to himself or itself, represents and warrants to Buyer that the statements contained in this ARTICLE IV are true and correct as of the date hereof. Section 4.01 Authority of Seller. Such Seller has (i) if such Seller is an individual, the legal capacity and full power and authority to or (ii) if such Seller is Oak Hill, the limited liability company power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Seller of this Agreement, the performance by such Seller of its obligations hereunder, and the consummation by such Seller of the transactions contemplated hereby have been duly authorized. This Agreement has been duly executed and delivered by such Seller, and (assuming due authorization, execution and delivery by Buyer and the other Sellers) this Agreement constitutes a legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms. Section 4.02 Title to Securities. Such Seller owns beneficially and has good, valid and marketable title to all of the Securities as set forth opposite its name in Section 2.01 of the Disclosure Schedules, free and clear of all Encumbrances other than restrictions on transfer generally arising under applicable securities laws and other than imposed by agreements with the Heartland Companies that will be terminated at Closing. Such Seller is not party to or bound by any agreement or instrument affecting or relating to such Seller’s right to transfer or vote the Securities owned by such Seller. Immediately after consummation of the transactions contemplated by this Agreement, Buyer shall own the entire legal and beneficial interest in, and good, valid and marketable title to, all of the Securities owned by such Seller, free and clear of all Encumbrances other than restrictions on transfer generally arising under applicable securities laws.

- 55 - 4859-2467-6647.5 Section 4.03 Legal Proceedings; Governmental Orders. No Action is pending or, to the knowledge of such Seller, threatened against such Seller before any Governmental Authority, including any court, arbitrator or mediator, which (i) challenges the validity of this Agreement or any action taken or to be taken in connection herewith, or (ii) would, individually or in the aggregate, reasonably be expected to result in a material adverse effect on such Seller’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby. Section 4.04 No Conflicts; Consents. The execution, delivery and performance by such Seller of this Agreement and each instrument required hereby, and the consummation of the transactions contemplated hereby, do not and will not: (a) if such Seller is Oak Hill, conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of such Seller; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to such Seller; (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which such Seller is a party or by which such Seller is bound or to which any of its properties and assets are subject or any Permit affecting the properties or assets of such Seller; or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of such Seller, in each case which would, individually or in the aggregate, reasonably be expected to result in a material adverse effect on such Seller’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to such Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for such filings as may be required under the HSR Act. Section 4.05 Brokers. Except for D.A. Davidson Companies, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Seller. ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Buyer represents and warrants to the Purchased Company and each of the Sellers that the statements contained in this ARTICLE V are true and correct as of the date hereof. Section 5.01 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware. Buyer has full corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Sellers, the

- 56 - 4859-2467-6647.5 Purchased Company and Seller Representative) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. Section 5.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and each instrument required hereby, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) except as set forth in Section 5.02 of the Disclosure Schedules, require the consent, notice or other action by any Person under any Contract to which Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for such filings as may be required under the HSR Act. Section 5.03 Investment Purpose. Buyer is acquiring the Securities solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Securities are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Securities may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Section 5.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer. Section 5.05 Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement. Section 5.06 Legal Proceedings. There are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action. ARTICLE VI COVENANTS Section 6.01 Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement (including as permitted in Section 6.12 hereof) or consented to in writing by Buyer, the Purchased Company shall, and the Sellers shall cause the Heartland Companies to, (x) conduct the business of the Heartland Companies in the ordinary course of business consistent with past practice; and (y) use reasonable efforts to (A) preserve its business organization intact and maintain its physical assets and properties in good

- 57 - 4859-2467-6647.5 condition (ordinary wear and tear excepted), (B) maintain its existing relations and goodwill with all Governmental Authorities, customers, suppliers, distributors, brokers and lessors, (C) use reasonable best efforts to keep available the services of its present agents, and (D) not take or permit any action that would cause a Heartland Company to be in breach of any of the representations and warranties set forth in ARTICLE III. Without limiting the foregoing, from the date hereof until the Closing Date, the Purchased Company shall, and each Seller shall cause the Heartland Companies to: (a) preserve and maintain all of their Permits; (b) pay their debts, Taxes and other obligations when due; (c) maintain the properties and assets owned, operated or used by the Heartland Companies in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear; (d) continue in full force and effect without modification all Insurance Policies, except as required by applicable Law; (e) defend and protect their properties and assets from infringement or usurpation; (f) perform all of their obligations under all Contracts relating to or affecting their properties, assets or business; (g) maintain their books and records in accordance with past practice; (h) not purchase or otherwise acquire any property and equipment that would become part of the Closing PP&E Amount, except in the ordinary course of business and consistent with the Heartland Companies’ 2022 budget for the acquisition of property and equipment as provided to Buyer prior to the date of this Agreement; (i) maintain a balance of Restricted Cash held by the Heartland Companies of at least $1,242,000; (j) comply with all applicable Laws; and (k) not take or permit any action that would cause any of the changes, events or conditions described in Section 3.07 to occur; provided, however, that each Heartland Company shall provide prompt written notice to Buyer prior its taking any COVID-19 Actions that are required by applicable Law, or, where not practicable to provide prior written notice, provide notice of such actions as promptly as possible thereafter. Notwithstanding anything to the contrary in the foregoing, prior to taking any COVID-19 Actions that are not actually required by applicable Law, the Heartland Companies will inform and consult with Buyer, permit Buyer to review and discuss in advance, and consider in good faith the views of Buyer in connection with, any such proposed COVID-19 Action to be undertaken by the Heartland Companies. The Heartland Companies shall keep Buyer informed

- 58 - 4859-2467-6647.5 of the status of all material matters relating to any COVID-19 Action arising between the date hereof and the Closing Date and the actions being taken by the Heartland Companies with respect thereto. Section 6.02 Access to Information. From the date hereof until the Closing, the Purchased Company and each Seller shall, and shall cause the Heartland Companies to, (a) afford Buyer and its Representatives full and free access to and the right to inspect all of the Real Property, properties, assets, premises, books and records, Contracts and other documents and data related to the Heartland Companies; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Heartland Companies as Buyer or any of its Representatives may reasonably request; and (c) instruct the Representatives of Sellers and the Heartland Companies to cooperate with Buyer in its investigation of the Heartland Companies. Without limiting the foregoing, Sellers shall permit Buyer and its Representatives to conduct non-intrusive environmental due diligence of the Heartland Companies and the Real Property; provided, however should Buyer seek to conduct any intrusive environmental due diligence of the Heartland Companies or the Real Property, it shall first obtain the prior written consent of the Seller Representative, which consent shall not be unreasonably withheld, conditioned or delayed. Any investigation pursuant to this Section 6.02 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Sellers or the Heartland Companies. Section 6.03 No Solicitation of Other Bids. (a) The Purchased Company and each of Sellers shall not, and shall not authorize or permit any of their Affiliates (including any of the Heartland Companies) or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. The Purchased Company and each Seller shall immediately cease and cause to be terminated, and shall cause their Affiliates (including any of the Heartland Companies) and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than Buyer or any of its Affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Heartland Companies; (ii) the issuance or acquisition of shares of capital stock or membership interests or other equity securities of the Heartland Companies; or (iii) the sale, lease, exchange or other disposition of any significant portion of the Heartland Companies properties or assets other than in the ordinary course of business. (b) In addition to the other obligations under this Section 6.03, the Seller Representative shall promptly (and in any event within three (3) Business Days after receipt thereof by any Seller, any of the Heartland Companies or their Representatives) advise Buyer in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an

- 59 - 4859-2467-6647.5 Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same. Section 6.04 Notice of Certain Events. (a) From the date hereof until the Closing, the Seller Representative and the Purchased Company shall promptly notify Buyer in writing of: (i) any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (B) has resulted in, or would reasonably be expected to result in, the failure of any of the conditions set forth in Section 8.02 to be satisfied; (ii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (iii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and (iv) any Actions commenced or threatened in writing against, relating to or involving or otherwise affecting Sellers or the Heartland Companies that relates to the consummation of the transactions contemplated by this Agreement. Section 6.05 Resignations. Sellers shall deliver to Buyer written resignations, effective as of the Closing Date, of all managers of the Heartland Companies requested by Buyer. Section 6.06 Confidentiality. From and after the Closing, each Seller shall hold, and shall use its reasonable best efforts to cause its Affiliates and Representatives to hold, in confidence, and not disclose or use, any and all confidential or proprietary information, whether written or oral, concerning the Heartland Companies; provided, however, that such Seller and their Affiliates and Representatives may disclose or use any such information (a) has become generally available to the public other than through a breach of this Agreement or any other confidentiality agreement by such Seller or any of its Affiliates and Representatives, (b) becomes available to such Seller or their Affiliates or Representatives on a non-confidential basis from a source other than any other party hereto or such other party’s Affiliates or Representatives, provided that such source is not known or reasonably believed by such Seller or their Affiliates or Representatives to be bound by a confidentiality agreement or other obligations of secrecy with respect thereto, (c) as may be required in any report, statement or testimony required to be submitted to any governmental authority having or claiming to have jurisdiction over it, or as may be otherwise required by applicable Law, or as may be required in response to any summons or subpoena, deposition, interrogatory, request for documents, regulatory requirement, civil investigative demand or in connection with any litigation or similar process, (d) as may be necessary to establish such Seller or their Affiliates or Representatives rights under this Agreement, (e) as may be necessary in relation to such Seller or their Affiliates or Representatives personal or corporate tax filings; or (f) as may be necessary for the purposes of carrying out such Seller’s or their Affiliates’ or Representatives’ duties and responsibilities as an employee or consultant of the Heartland Companies or their Affiliates (if applicable). If any

- 60 - 4859-2467-6647.5 Sellers or any of its Affiliates or their respective Representatives are compelled to disclose any such information pursuant to clause (c) above, such Seller shall promptly notify Buyer in writing and shall disclose or cause to be disclosed only that portion of such information which is legally required to be disclosed, provided that, at Buyer’s sole cost and expense, such Seller shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. The parties acknowledge that the Heartland Agriculture LLC and Buyer have previously executed a confidentiality agreement dated as of January 6, 2021 (the “Confidentiality Agreement”), the entirety of which will continue in full force and effect in accordance its respective terms, notwithstanding the execution and delivery of this Agreement, until the Closing, at which time the Confidentiality Agreement shall terminate and be of no further force or effect. The parties hereto acknowledge and agree that the existence of this Agreement, the Disclosure Schedules and the documents and instruments contemplated hereby and thereby, the terms and conditions hereof and thereof, the negotiations hereof and thereof and transactions contemplated hereby and thereby, shall constitute “Confidential Information” under the Confidentiality Agreement; provided, however, that Buyer and the Purchased Company shall be entitled to make disclosure of the existence and terms of this Agreement to the extent required in order for Buyer or the Purchased Company to fulfill its obligations under this Agreement (including Section 6.10). Section 6.07 Non-Competition; Non-Solicitation. (a) For a period of five (5) years commencing on the Closing Date (the “Restricted Period”), each person listed in Section 6.07(a) of the Disclosure Schedules (each a “Restricted Seller”) shall not, directly or indirectly, (i) engage in or assist others in engaging in the Restricted Business in the Territory; or (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business in the Territory in any capacity, including as a partner, shareholder, member, employee, lender (other than an interest in a commercial lender providing financing in the ordinary course of business), principal, agent, trustee or consultant of such Person, other than as an employee of, or consultant to, Buyer or its Affiliates or the Heartland Companies or any of their Affiliates. Notwithstanding the foregoing, each Restricted Seller may own, directly or indirectly, solely as an investment, equity securities of any Person traded on any national securities exchange if such Restricted Seller is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own more than two percent (2%) of such Person’s fully diluted equity. (b) During the Restricted Period, each Restricted Seller shall not, directly or indirectly, hire or solicit any employee of the Heartland Companies to be become an employee or consultant of any Person or encourage or induce any such employee to leave such employment. (c) During the Restricted Period, each Restricted Seller shall not, directly or indirectly, solicit or engage with, or attempt to solicit or engage with, any customers or suppliers of the Heartland Companies or potential customers or suppliers identified by the Heartland Companies prior to the Closing Date for purposes of diverting their business or services from the Heartland Companies. (d) Each Restricted Seller acknowledges that a breach or threatened breach of this Section 6.07 would give rise to irreparable harm to Buyer, for which monetary damages

- 61 - 4859-2467-6647.5 would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such Restricted Seller of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond). (e) If a Restricted Seller or any of such Restricted Seller’s Affiliates is in breach of any of the provisions of subsections (a), (b), (c) or (d) above, then the time periods set forth in such subsections, as it relates to such Restricted Seller, will be extended by the length of time during which such Restricted Seller is in breach of any of such provisions. (f) Each Restricted Seller acknowledges that the restrictions contained in this Section 6.07 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 6.07 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 6.07 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction. Section 6.08 [Reserved]. Section 6.09 Non-Disparagement. After the Closing Date, each Seller shall not, directly or indirectly, publicly disparage Buyer or the Heartland Companies or any of their respective directors, officers, employees, agents or Affiliates. Section 6.10 Governmental Approvals and Consents. (a) Each party hereto shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions (including those under the HSR Act) required under any Law applicable to such party or any of its Affiliates; and (ii) use reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement. Each party shall cooperate fully with the other party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals. (b) In furtherance and not in limitation of the terms of Section 6.10(a), to the extent required by applicable Laws, each of Buyer, Seller Representative, each Seller and the

- 62 - 4859-2467-6647.5 Purchased Company (i) shall, if not filed prior to the date hereof and if required under the HSR Act, file, or cause to be filed, a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement within five (5) Business Days of the date hereof (including, if requested by Buyer and permitted under applicable Laws, a request for early termination of the applicable waiting period under the HSR Act), (ii) shall supply promptly any additional information and documentary material that may be reasonably requested by any Governmental Authority (including the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission) pursuant to the HSR Act necessary to consummate the transactions contemplated hereby, and (iii) shall cooperate in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by any Governmental Authority, including the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice or the office of any state attorney general. Any filing fees payable to a Governmental Authority in connection with any filings pursuant to the HSR Act shall be 100% the responsibility of, and payable by, Buyer. Each party shall promptly (A) supply the other with any information which may be required in order to effectuate such filings and (B) supply any additional information which reasonably may be required by a Governmental Authority of any jurisdiction and which the parties may reasonably deem appropriate. No party shall independently participate in any meeting, or engage in any substantive conversation, with any Governmental Authority in respect to any such filings, investigation or other inquiry without giving the other party prior notice of the meeting or conversation and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. None of Seller Representative, any Seller or any Heartland Company may agree to extend any waiting period under the HSR Act or agree to any pull and refile under the HSR Act without Buyer’s prior written consent, which may be withheld in Buyer’s sole and absolute discretion. The parties will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under or relating to the HSR Act; provided that Buyer and Buyer’s advisors will ultimately direct and control the parties’ strategy with respect to such proceedings. Each party shall (x) give the other party prompt notice of the commencement or threat of commencement of any Action by or before any Governmental Authority with respect to the transactions contemplated by this Agreement, (y) keep the other party informed as to the status of any such Action or threat, and (z) promptly inform the other party of any communication to or from any Governmental Authority regarding the transactions contemplated by this Agreement. (c) Sellers, Seller Representative, the Purchased Company and Buyer shall use reasonable best efforts to give all notices to, and obtain all consents from, all third parties that are described in Section 3.04 of the Disclosure Schedules. (d) Without limiting the generality of the parties’ undertakings pursuant to subsections (a) and (b) above, each of the parties hereto shall use all reasonable best efforts to: (i) respond to any inquiries by any Governmental Authority regarding antitrust or other matters with respect to the transactions contemplated by this Agreement; (ii) avoid the imposition of any order or the taking of any action that would restrain, alter or enjoin the transactions contemplated by this Agreement; and

- 63 - 4859-2467-6647.5 (iii) in the event any Governmental Order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement has been issued, to have such Governmental Order vacated or lifted. (e) If any consent, approval or authorization necessary to preserve any right or benefit under any Contract to which any Heartland Company is a party is not obtained prior to the Closing, Sellers and Seller Representative shall, subsequent to the Closing, cooperate with Buyer and the Heartland Companies in attempting to obtain such consent, approval or authorization that is reasonably requested by Buyer as promptly thereafter as practicable, in each case at the sole cost and expense of Buyer. (f) All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of either party before any Governmental Authority or the staff or regulators of any Governmental Authority, in connection with the transactions contemplated hereunder (but, for the avoidance of doubt, not including any interactions between any Seller or the Heartland Companies with Governmental Authorities in the ordinary course of business, any disclosure which is not permitted by Law or any disclosure containing confidential or legally privileged information) shall be disclosed to the other party hereunder in advance of any filing, submission or attendance, it being the intent that the parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals; provided, that if a party seeks to withhold disclosure of such filing or submission because of the presence of confidential information, the parties’ respective legal representatives will cooperate to share such filing or submission on an “outside counsel only” basis. Without limiting anything contained in Section 6.10(a) or Section 6.10(b), each party shall give notice to the other party with respect to any meeting, discussion, appearance or contact with any Governmental Authority or the staff or regulators of any Governmental Authority, with such notice being sufficient to provide the other party with the opportunity to attend and participate in such meeting, discussion, appearance or contact. (g) Notwithstanding the foregoing, nothing in this Section 6.10 shall require, or be construed to require, Buyer or any of its Affiliates to (i) agree to sell, hold separate, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of Buyer, the Heartland Companies, Heartland Agriculture, LLC, Heartland Ag Kansas, LLC, Heartland Guaranty, LLC, Heartland Leverage Lender, LLC or any of their respective Affiliates; (ii) agree to any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests; (iii) agree to any material modification or waiver of the terms and conditions of this Agreement; or (iv) comply with a request for additional information and documentary material pursuant to the HSR Act received from either the Antitrust Division of the United States Department of Justice or the United States Federal Trade Commission or commence or contest any legal proceeding related to this Agreement or the transactions contemplated hereby, if Buyer reasonably determines in good faith that such compliance or commencing or contesting such legal proceeding would not be advisable. Section 6.11 Books and Records.

- 64 - 4859-2467-6647.5 (a) In order to facilitate the resolution of any claims made against or incurred by Sellers or the Heartland Companies prior to the Closing, or for any other reasonable purpose, for a period of six (6) years after the Closing, Buyer shall: (i) retain the books and records (including personnel files) of the Heartland Companies relating to periods prior to the Closing in a manner consistent with Buyer’s record retention practices; and (ii) upon reasonable advance written notice, afford the Representatives of Sellers reasonable access (including the right to make, at Sellers’ expense, photocopies), during normal business hours, to such books and records; provided, however, that any books and records related to Tax matters shall be retained pursuant to the periods set forth in ARTICLE VII. (b) Neither Buyer nor the Heartland Companies shall be obligated to provide Sellers with access to any books or records (including personnel files) pursuant to this Section 6.11 that (i) are subject to an attorney-client or similar privilege or an attorney work-product privilege, (ii) may not be disclosed pursuant to applicable Laws or (iii) relate to any dispute or potential dispute relating to this Agreement or the transactions contemplated by this Agreement. Section 6.12 Pre-Closing Transfers. Prior to the Closing and subject to the prior review and comment by Buyer of the relevant transfer documentation, the Heartland Companies shall effect the following transfers on a basis that does not result in the imposition of any Taxes on any Heartland Company prior to, on or following the Closing: (a) the Purchased Company shall transfer its 25% interest in Fort Morgan Lodging LLC, which owns a hotel property in Fort Morgan, Colorado, to an entity to be identified by Seller’s Representative; (b) the Purchased Company shall transfer Lot 1, Westgate Thirteenth Subdivision, Grand Island, Nebraska and Lot 2, Westgate Thirteenth Subdivision, Grand Island, Nebraska to an entity to be identified by Seller’s Representative, which transfer shall occur after the subdivision of Lot 14 of the Westgate Subdivision, Grand Island, Nebraska has been completed in compliance with applicable Law as depicted on the final plat attached as Schedule 2 hereto; (c) NMS Warranty shall transfer the BSB Bancshares, Inc. 6.0% Subordinated Debenture, Series 2020 (No. 3), dated August 31, 2020, to an entity to be identified by Seller’s Representative; (d) the Purchased Company shall transfer the Promissory Note, dated January 24, 2020, from Todd Gleason in principal amount of $75,000, to an entity to be identified by Seller’s Representative; (e) NMS Warranty shall transfer the Charles Schwab account #14720991 to an entity to be identified by Seller’s Representative; and

- 65 - 4859-2467-6647.5 (f) the Purchased Company shall transfer the Pinnacle Bank Loan #8500368571, dated December 12, 2017, and the Home Federal Savings & Loan Association of Grand Island Note #16797155, dated December 13, 2017, to an entity to be identified by Seller’s Representative (the transactions contemplated by subclauses (a) through (f) of this Section collectively being the “Pre-Closing Transfers” and such assets and indebtedness being transferred pursuant to the Pre-Closing Transfers being the “Pre-Closing Transfer Assets and Liabilities”). Section 6.13 Closing Conditions. From the date hereof until the Closing, each party hereto shall, and Sellers shall cause the Heartland Companies to, use reasonable best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in ARTICLE VIII hereof. Section 6.14 Public Announcements. The Heartland Companies and Sellers shall not issue any press release or other public disclosure relating to the subject matter of this Agreement without the prior written approval of Buyer. Buyer or its Affiliates may issue any press release or other public disclosure as it may deem necessary, appropriate or desirable with respect to the subject matter of this Agreement, including any public disclosure it believes is required by Law, regulation or stock exchange listing rule or requirement; provided, however, that, prior to the Closing, Buyer will use reasonable commercial efforts to seek to consult with Seller Representative regarding the form and substance of any such public disclosure prior to its release. Section 6.15 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement. ARTICLE VII TAX MATTERS Section 7.01 Tax Covenants. (a) Without the prior written consent of Buyer (which consent shall not be unreasonably delayed, withheld or conditioned), Sellers (and, prior to the Closing, the Heartland Companies, their Affiliates and their respective Representatives) shall not, to the extent it may affect, or relate to, the Heartland Companies, make, change or rescind any Tax election or amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer or the Heartland Companies in respect of any Post-Closing Tax Period. Without the prior written consent of Seller Representative (which consent shall not be unreasonably delayed, withheld or conditioned), after the Closing, Buyer shall not, and shall cause the Heartland Companies not to, amend any Tax Return that would have the effect of increasing any Seller Taxes.

- 66 - 4859-2467-6647.5 (b) Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any real property transfer Tax and any other similar Tax) (“Transfer Taxes”) shall be split such that 50% is payable by Buyer and 50% is payable by Sellers; provided, however, Sellers shall be responsible for 100% of any Transfer Taxes incurred in connection with, or as a result of, the Pre-Closing Transfers. Sellers shall, at their own expense, timely file any Tax Return or other document with respect to such Transfer Taxes (and Buyer shall cooperate with respect thereto as necessary). (c) Seller Returns. Seller Representative will prepare or cause to be prepared and file (or cause to be filed) in a timely manner all income Tax Returns of the Heartland Companies required to be filed after the Closing Date for any Pre-Closing Tax Period (taking into account any valid extensions of time to file) (the “Seller Returns”). Seller Representative will submit each such Seller Return to Buyer at least 15 days prior to the due date (taking into account any valid extensions) for Buyer’s review and comment. Seller Representative shall consider in good faith such changes to each Seller Return as are reasonably requested in a timely manner by Buyer. Seller Representative shall pay to Buyer on or before the date which is three days before the due date of such Tax Returns (after giving effect to any valid extensions) the amount, if any, of Seller Taxes payable by any Heartland Company under such Tax Return. (d) Buyer Returns. Buyer will prepare and file (or cause to be prepared and filed) in a timely manner all Tax Returns required to be filed by the Heartland Companies after the Closing Date (after giving effect to any valid extensions of the due date for filing any such Tax Returns) for Pre-Closing Tax Periods (other than the Seller Returns) and for any Straddle Period (the “Buyer Returns”). Buyer will submit any Buyer Returns (excluding any Sales and Use Tax Returns) to Seller Representative for review and comment, to the extent Sellers could be liable for any Seller Tax reported on any such Buyer Return, at least 15 days prior to the due date (after giving effect to any valid extensions). Buyer shall consider in good faith such changes to each Buyer Return (excluding any Sales and Use Tax Returns) as are reasonably requested in a timely manner by Seller Representative. Seller Representative shall pay to Buyer on or before the date which is three days before the due date of any Buyer Returns (after giving effect to any valid extensions) the amount, if any, of Seller Taxes relating to the Taxes payable by any Heartland Company under such Buyer Return. The preparation and filing of any Tax Return of the Heartland Companies that does not relate to a Pre-Closing Tax Period or Straddle Period shall be exclusively within the control of Buyer. (e) After the Closing Date, Buyer and the Heartland Companies will not, without obtaining the written consent of the Seller Representative, agree to the waiver or any extension of the statute of limitations relating to any Taxes (excluding any Sales and Use Taxes) of the Heartland Companies for any Pre-Closing Tax Period. (f) Sellers shall have the right to (i) any Tax refunds received by the Heartland Companies for any Pre-Closing Tax Period or (ii) any credits against Taxes in lieu of refunds described in clause (i). Buyer shall pay such amounts to the Seller Representative, for further distribution to the Sellers based on the Purchase Price Allocation Percentages, no later than thirty (30) days after the receipt by the Companies of such Tax refunds or credits. For the

- 67 - 4859-2467-6647.5 avoidance of doubt, any Tax refunds received with respect to any Sales and Use Taxes paid by Buyer or any of its Affiliates on or after the Closing shall not be paid to Sellers. (g) All Transaction Tax Deductions shall be claimed in a Pre-Closing Tax Period, except as otherwise required by applicable Law. Section 7.02 Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements, whether written or not, binding upon the Heartland Companies shall be terminated as of the Closing Date. After such date, none of the Heartland Companies, any Seller nor any of a Seller’s Affiliates and their respective Representatives shall have any further rights or liabilities thereunder. Section 7.03 Straddle Period. In the case of Taxes that are payable with respect to a taxable period that begins before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be: (a) in the case of Taxes (i) based upon, or related to, income, receipts, profits, wages, capital or net worth, (ii) imposed in connection with the sale, transfer or assignment of property, or (iii) required to be withheld, deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and (b) in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period. Section 7.04 Tax Treatment. Buyer and Sellers agree that for U.S. federal, state and local income Tax purposes the sale by Sellers of the Securities shall be treated pursuant to Revenue Ruling 99-6, Situation 2, such that (a) upon the Closing, the Purchased Company is terminated as a partnership for federal, state and local income Tax purposes pursuant to Section 708(b)(1) of the Code, (b) Sellers shall be treated as having sold the Securities to Buyer, and shall report gain or loss pursuant to Sections 741 and 751 of the Code to the extent applicable, (c) for purposes of determining the income Tax treatment of Buyer, the Purchased Company is deemed to have made a liquidating distribution to Sellers and Buyer is deemed to have purchased the assets deemed to have been distributed to Sellers, and thus receives a step-up in basis in such assets and (d) immediately following the Closing, the Purchased Company shall be treated as a disregarded entity owned by Buyer, although for legal and employment Tax purposes, the Purchased Company will continue as a separate entity wholly-owned by Buyer. Section 7.05 Allocation of Purchase Price. For U.S. federal, state and local income Tax purposes, the parties agree that the Purchase Price (and any adjustments pursuant to Section 2.04), Liabilities, and other acquisition consideration allocable for U.S. federal income tax purposes shall be allocated among the assets of the Heartland Companies deemed to have been purchased by Buyer for U.S. federal income tax purposes. Such allocations shall be made pursuant to Section 1060 of the Code and the Treasury Regulations promulgated thereunder in accordance with the methodology set forth in Section 7.05 of the Disclosure Schedules (the

- 68 - 4859-2467-6647.5 “Allocation Methodology”). Within sixty (60) days following the Closing Date, Buyer shall deliver to Seller Representative a statement (the “Allocation Statement”), which shall allocate the Purchase Price and other acquisition consideration allocable for federal income Tax purposes among the assets of the Heartland Companies (the “Allocation”). Notwithstanding anything in this Agreement to the contrary, the parties agree that the Allocation Statement (and computation of the Allocation) will be consistent with the methodologies, policies and principles of the Allocation Methodology. If, within thirty (30) days after the delivery of the Allocation Statement, Seller Representative notifies Buyer in writing that Seller Representative objects to the Allocation set forth in the Allocation Statement, Buyer and Seller Representative shall negotiate in good faith to resolve such dispute within sixty (60) days. In the event that Buyer and Seller Representative are unable to resolve such dispute, such disputed items shall be resolved by the Independent Accountant in a manner that is otherwise substantially similar to the dispute resolution procedures set forth in Section 2.04(c)(iii). Upon resolution of the disputed items, the Allocation reflected on the Allocation Statement shall be adjusted to reflect such resolution. The fees and expenses of the Independent Accountant shall be borne equally by Buyer and Sellers. In the event that Seller Representative notifies Buyer that it accepts the Allocation Statement, or does not notify Buyer in writing of any objections to the Allocation Statement during such thirty (30) day period, Sellers shall be considered to have accepted the accuracy of the Allocation Statement delivered by Buyer and such Allocation Statement (and the Allocation set forth therein) shall be final, conclusive and binding upon the parties. The parties shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with the Allocation Statement. Any adjustments to the Purchase Price pursuant to Section 2.04 shall be allocated in a manner consistent with the Allocation Statement. Section 7.06 Tax Consistency. Except as Buyer and Seller Representative may otherwise agree or as may be required otherwise pursuant to a final determination within the meaning of Section 1313(a) of the Code or a corresponding provision of Tax Law, Buyer and Sellers shall take no position on any Tax Return, in any refund claim, in any litigation or proceeding, or otherwise, inconsistent with this ARTICLE VII, and no party shall agree to any proposed adjustment to the Allocation by any Governmental Authority without first giving the others prior written notice. Section 7.07 Contests. Buyer agrees to give written notice to Seller Representative of the receipt of any written notice by the Heartland Companies, Buyer or any of Buyer’s Affiliates which involves the assertion of any claim, or the commencement of any Action, in respect of which an indemnity may be sought by Buyer pursuant to this ARTICLE VII (a “Tax Claim”); provided, that failure to comply with this provision shall not affect Buyer’s right to indemnification hereunder. Buyer shall control the contest or resolution of any Tax Claim; provided, however, that Buyer shall obtain the prior written consent of Seller Representative (which consent shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of a Tax Claim or ceasing to defend such Tax Claim to the extent indemnity may be sought by Buyer pursuant to this ARTICLE VII with respect to such settlement; and, provided further, that Seller Representative shall be entitled to participate in the defense of such Tax Claim and to employ counsel of its choice for such purpose, the fees and expenses of which separate counsel shall be borne solely by Seller Representative. For purposes of this Section, the term Tax Claim excludes any claim or Action with respect to any Sales and Use Taxes. Buyer

- 69 - 4859-2467-6647.5 shall control, without limitation, the contest or resolution of any claim or Action involving Sales and Use Taxes. Section 7.08 Code Section 6226 Election. Notwithstanding the foregoing, or anything else in this Agreement to the contrary, to the extent permitted under applicable Law, Buyer shall be entitled (and shall be entitled to cause any Heartland Company) to make (or cause Sellers to cause any Heartland Company to make) an election under Code Section 6226 with respect to any Pre-Closing Tax Period for a tax year in which any Heartland Company was treated as a partnership for U.S. federal income tax purposes. Section 7.09 Cooperation and Exchange of Information. Sellers and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this ARTICLE VII or in connection with any audit or other proceeding in respect of Taxes of the Heartland Companies. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Each Seller and Buyer shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Heartland Companies for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Heartland Companies for any taxable period beginning before the Closing Date, Sellers or Buyer (as the case may be) shall provide the other party with reasonable written notice and offer the other party the opportunity to take custody of such materials. For the avoidance of doubt, this Section 7.09 shall not apply to the Buyer with respect to any Sales and Use Tax Return or other tax matters or information related to or attributable to Sales and Use Taxes. ARTICLE VIII CONDITIONS TO CLOSING Section 8.01 Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions: (a) The filings of Buyer and Sellers pursuant to the HSR Act, if any, shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated. (b) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

- 70 - 4859-2467-6647.5 (c) The parties thereto will have closed (or will have satisfied or waived all conditions to closing and be prepared to close simultaneously with the transactions contemplated by this Agreement) the transactions contemplated by that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Buyer, the sellers set forth therein, Heartland Agriculture, LLC and the seller representative identified therein (the “Heartland Agriculture Transaction”). (d) The parties thereto will have closed (or will have satisfied or waived all conditions to closing and be prepared to close simultaneously with the transactions contemplated by this Agreement) the transactions contemplated by that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Buyer, the sellers set forth therein, Heartland Leverage Lender, LLC and the seller representative identified therein (the “Heartland Leverage Lender Transaction”). Section 8.02 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions: (a) Other than the Seller Fundamental Representations, the representations and warranties of the Heartland Companies and Sellers contained in ARTICLE III and ARTICLE IV of this Agreement (read without regarding to any materiality or Material Adverse Effect qualifiers) shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects), except where the failure of such representations and warranties to be true and correct in all respects do not have and would not reasonably be expected to have Material Adverse Effect. The Seller Fundamental Representations shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such dates (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). (b) Sellers and the Heartland Companies shall have duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date. (c) No Action shall have been commenced against Sellers or the Heartland Companies which would reasonably be expected to prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby. (d) All approvals, consents and waivers that are listed in Section 8.02(d) of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Buyer at or prior to the Closing. (e) From the date of this Agreement, there shall not have occurred any Material Adverse Effect.

- 71 - 4859-2467-6647.5 (f) [Reserved]. (g) Buyer shall have received resignations of the managers of the Heartland Companies pursuant to Section 6.05. (h) [Reserved]. (i) Seller Representative shall have delivered to Buyer the Estimated Closing Statement in accordance with Section 2.04(a)(ii). (j) Seller Representative shall have delivered to Buyer a good standing certificate (or its equivalent) for each of the Heartland Companies from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which the Heartland Companies are organized. (k) Buyer shall have received a certificate, dated as of the Closing Date and signed by Seller Representative (on behalf of all Sellers), that each of the conditions set forth in Section 8.02(a) and Section 8.02(b) have been satisfied. (l) Buyer shall have received a certificate of an officer (or equivalent representative) of each Heartland Company certifying that attached thereto are (i) true and complete copies of all resolutions or other action of the governing bodies of such Heartland Company authorizing the execution, delivery and performance of this Agreement, and each instrument required hereby, and the consummation of the transactions contemplated hereby, and that all such resolutions or actions are in full force and effect, (ii) correct and complete copies of such Heartland Company’s organizational documents and (iii) incumbency certificates of the persons authorized to execute and deliver this Agreement and any other instrument required hereby on behalf of such Heartland Company. (m) Each Seller shall have delivered an IRS Form W-9 for such Seller. (n) Seller Representative shall have delivered executed payoff letters in respect of Closing Indebtedness of the Heartland Companies being repaid at the Closing, which payoff letters shall provide for the termination, release, and discharge in full of such Closing Indebtedness and all Encumbrances granted thereunder, in form and substance satisfactory to Buyer and its counsel, and final invoices for each item included in Estimated Closing Transaction Expenses of the Heartland Companies. (o) Except for the Related Party Agreements listed on Section 3.16(e) of the Disclosure Schedules, each Related Party Agreement has been terminated on terms acceptable to Buyer. (p) Except for the Related Party Agreements listed on Section 3.16(g) of the Disclosure Schedules, each Related Party Account has been settled and eliminated on terms acceptable to Buyer. (q) [Reserved].

- 72 - 4859-2467-6647.5 (r) The Pre-Closing Transfers shall have been completed on terms reasonably acceptable to Buyer. Section 8.03 Conditions to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Sellers’ waiver, at or prior to the Closing, of each of the following conditions: (a) The representations and warranties of Buyer contained in ARTICLE V of this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the Closing Date with the same effect as though made at and as of the Closing Date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects), except where any failure of such representations and warranties to be so true and correct would not materially delay or prevent the consummation of the transactions contemplated by this Agreement. (b) Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date. (c) No Action shall have been commenced against Buyer or its Affiliates which would reasonably be expected to prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby. (d) [Reserved]. (e) Seller Representative shall have received a certificate, dated as of the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 8.03(a) and Section 8.03(b) have been satisfied. ARTICLE IX INDEMNIFICATION Section 9.01 Survival. None of the representations, warranties, covenants or agreements of Buyer, the Purchased Company or Sellers in this Agreement shall survive the Closing for any purpose and no claims may be made after the Closing with respect to any such representations, warranties, covenants or agreements; except that (a) a claim for Fraud may be brought at any time until the expiration of the applicable statute of limitations, (b) the covenants or agreements in this Agreement that by their terms apply or require performance in their entirety before the Closing shall survive until the occurrence of the Closing and shall thereupon terminate and no claims may be made with respect thereto following the Closing, and (c) the covenants or agreements in this Agreement that by their express terms contemplate performance at or after the Closing shall survive the Closing until fully performed or waived and otherwise in accordance with their terms. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non- breaching party to the breaching party prior to the expiration date of the applicable survival

- 73 - 4859-2467-6647.5 period shall not thereafter be barred by the expiration of the applicable survival period and such claims shall survive until finally resolved. Section 9.02 Indemnification By Sellers. Each Seller, jointly and severally, shall indemnify and defend each of Buyer and its Affiliates (including the Heartland Companies following the Closing), its and their respective direct or indirect beneficial owners and its and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of: (a) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by a Heartland Company at or prior the Closing pursuant to this Agreement, but specifically excluding all representations and warranties in ARTICLES III and IV; (b) any Transaction Expenses or Closing Indebtedness to the extent not deducted from the Purchase Price in the final determination of the Closing Date Payment pursuant to Section 2.04; (c) any Fraud on the part of any Heartland Company; (d) any Seller Taxes; or (e) (i) the Pre-Closing Transfers, including any Taxes imposed on any Heartland Company prior to, on or following the Closing as a result thereof, or (ii) the Pre- Closing Transfer Assets and Liabilities. Section 9.03 Several Indemnification By Sellers. Each Seller, severally and not jointly, shall indemnify and defend each Buyer Indemnitee against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of: (a) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by such Seller (including with respect to Oak Hill only, any breach or non- fulfillment by Glade of his obligations under the covenant set forth in Section 6.07 hereof) pursuant to this Agreement, but specifically excluding all representations and warranties in ARTICLES III and IV; or (b) any Fraud on the part of such Seller. Section 9.04 Indemnification By Buyer. Buyer shall indemnify and defend each Seller and its Affiliates, its and their respective direct or indirect beneficial owners and its and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

- 74 - 4859-2467-6647.5 (a) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer or Buyer’s Affiliates at or after the Closing pursuant to this Agreement; or (b) Fraud on the part of Buyer. Section 9.05 Indemnification Procedures. The party making a claim under this ARTICLE IX is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this ARTICLE IX is referred to as the “Indemnifying Party”. (a) Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party is actually and materially prejudiced thereby. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall provide reasonable cooperation in such defense; provided, that if the Indemnifying Party is a Seller, such Seller, as Indemnifying Party, shall have the right to assume such defense only if such Seller notifies Buyer in writing, within twenty (20) days after the Indemnified Party has given notice of the Third Party Claim, that such Seller will indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim; provided further however, such Seller shall not have the right to defend or direct the defense of any such Third Party Claim if (a) the Third Party Claim is asserted directly by, or on behalf of, a Person that is a Governmental Authority or Material Supplier, Material Customer or current employee of Buyer, (b) the Third Party Claim seeks an injunction or other equitable relief against the Indemnified Party, (c) the Third Party Claim involves or otherwise arises in connection with any criminal Action or any matter relating to Environmental Law, (d) the assumption of defense of the Third Party Claim by the Indemnifying Party is reasonably likely to cause a Buyer Indemnitee to lose coverage under the R&W Insurance Policy, or (e) a Buyer Indemnitee or the insurer is required to assume the defense of such Third Party Claim pursuant to the R&W Insurance Policy or the insurer has indicated in writing their desire to assume control of such defense pursuant to rights of the insurers under the R&W Insurance Policy. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 9.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control

- 75 - 4859-2467-6647.5 the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of one counsel to the Indemnified Party. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 9.05(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Sellers and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 6.06) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim. (b) Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 9.05(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party defends the Third Party Claim pursuant to Section 9.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). (c) Direct Claims. Any Action by an Indemnified Party on account of a Loss that does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party is actually and materially prejudiced thereby. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors a reasonable opportunity to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and

- 76 - 4859-2467-6647.5 to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall reasonably assist the Indemnifying Party’s investigation by giving such information and assistance (including access to each Heartland Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnified Party shall be entitled to pursue any or all remedies as may be available to the Indemnified Party under this ARTICLE IX. (d) Tax Claims. Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event or proceeding in respect of Taxes of the Heartland Companies shall be governed exclusively by ARTICLE VII hereof. Section 9.06 Payments. (a) Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this ARTICLE IX, the Indemnifying Party shall satisfy its obligations within ten (10) Business Days of such agreement or adjudication by wire transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such ten (10) Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final adjudication to but excluding the date such payment has been made at a rate per annum equal to the prime rate as quoted in the Money Rates Section of The Wall Street Journal on the date of such agreement of the Indemnifying Party or the final, non-appealable adjudication. Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed. (b) Notwithstanding anything to the contrary set forth herein, for the purposes of determining whether there has been any inaccuracy in or breach of any representation or warranty and for purposes of determining the amount of any Losses resulting therefrom, each representation and warranty shall be read without regard and without giving effect to any materiality, material, material respects, Material Adverse Effect, or other similar unquantified qualification of magnitude contained in or otherwise applicable to such representation or warranty. (c) Except in the case of Fraud, no Seller shall be required to indemnify the Buyer Indemnitees pursuant to this ARTICLE IX for Losses to the extent the aggregate amount of such Losses exceeds the product of (i) such Seller’s Purchase Price Allocation Percentage times (ii) the sum of (A) the Purchase Price plus (B) the amount, if any, by which Closing Working Capital is greater than the Target Net Working Capital. Section 9.07 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law. Section 9.08 Remedies. (a) Buyer shall not procure or accept the issuance of or agree to bind any binding policy for buyer-side representation and warranty insurance (including the R&W Insurance Policy) that provides that the insurers that provide such policy will have the right to

- 77 - 4859-2467-6647.5 pursue any subrogation or contribution rights or any other claims against any Seller, except for subrogation rights for Fraud by such Seller or the Heartland Companies. Except in the case of Fraud, the parties acknowledge and agree the sole and exclusive remedy of Buyer and the Buyer Indemnitees with respect to breaches of representations and warranties of the Sellers or the Purchased Company in this Agreement shall be the R&W Insurance Policy, including in the event the R&W Insurance Policy is revoked, cancelled or modified in any manner or if the R&W Insurance Policy insurer denies coverage for, or is unable to pay, any Losses of Buyer or the Buyer Indemnitees. (b) Except in the case of Fraud, the sole and exclusive remedy of (i) Buyer and the Buyer Indemnitees with respect to any and all claims for the matters set forth in Section 9.02 and Section 9.03 or (ii) Sellers and Sellers Indemnities with respect to any and all claims for the matters set forth in Section 9.04 shall be pursuant to the indemnification provisions set forth in this ARTICLE IX. (c) Nothing in this ARTICLE IX shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of Fraud. Notwithstanding anything to the contrary contained herein, no limitations (including any survival limitations and other limitations set forth in this ARTICLE IX), qualifications or procedures in this Agreement shall be deemed to limit or modify the ability of Buyer to make claims under or recover under the R&W Insurance Policy, it being understood that any matter for which there is coverage available under the R&W Insurance Policy shall be subject to the terms, conditions and limitations, if any, set forth in the R&W Insurance Policy. (d) The parties hereto agree that the provisions in this Agreement relating to indemnification, and the limits imposed on Buyer’s remedies with respect to this Agreement and the transactions contemplated hereby, were specifically bargained for between sophisticated parties and were specifically taken into account in the determination of the amounts to be paid to Sellers hereunder. Section 9.09 Representations and Warranty Insurance. The Purchased Company shall, and Sellers shall cause the Heartland Companies to, use commercially reasonable efforts to provide Buyer with all cooperation and assistance as is reasonably requested by Buyer in arranging and obtaining the R&W Insurance Policy. Section 9.10 No Circular Recovery. Each Seller hereby agrees that he or it will not make any claim for indemnification, contribution or advancement of expenses against any Heartland Company or, after the Closing, Buyer by reason of the fact that such Seller was an equity holder, controlling person, manager or representative of any of the Heartland Companies (whether such claim is for Losses of any kind or otherwise and whether such claim is pursuant to any Law, Contract, organizational document of a Heartland Company or otherwise) with respect to any claim brought by a Buyer Indemnitee against a Seller under this Agreement (or the underlying facts and circumstances of any such claim) or otherwise relating to this Agreement or any of the transactions contemplated hereby. With respect to any claim brought by a Buyer Indemnitee against any Seller under this Agreement or otherwise relating to this Agreement or any of the transactions contemplated hereby, such Seller shall not claim and such Seller expressly waives any right of subrogation, contribution, advancement, indemnification or other

- 78 - 4859-2467-6647.5 claim against the Heartland Company with respect to any amounts owed by such Seller pursuant to this ARTICLE IX or otherwise. Section 9.11 Collateral Sources. The Buyer Indemnitees right to indemnification pursuant to this ARTICLE IX for Losses will be reduced by the amounts actually recovered by the Buyer Indemnitees under any applicable insurance policies, contractual rights or other collateral sources (net of collection costs and related expenses, including increased insurance premiums on a prospective basis) as a result of the facts that entitled the Buyer Indemnitees to indemnification pursuant to this ARTICLE IX. The Buyer Indemnitees shall use commercially reasonable efforts to make all claims and to collect any amounts recoverable under applicable insurance policies, indemnification agreements, contracts and similar rights; provided, however, excluding as it relates to the R & W Insurance Policy, notwithstanding anything herein to the contrary, such efforts shall not (i) require the Buyer Indemnitee to (A) incur any out-of-pocket fees or expenses or (B) litigate or arbitrate any claim, in each case, against any customer, supplier or other material business relationship if such action could have a material negative impact on the business of the Heartland Companies. Section 9.12 Mitigation. The Buyer Indemnitees will use commercially reasonable efforts to mitigate any and all Losses incurred by such Buyer Indemnitees arising out of any matter for which such Buyer Indemnitees is entitled to indemnification pursuant this ARTICLE IX; provided, however, notwithstanding anything herein to the contrary, excluding as it relates to the R & W Insurance Policy such efforts shall not (i) require the Buyer Indemnitee to (A) incur any out-of-pocket fees or expenses or (B) litigate or arbitrate any claim, in each case, against any customer, supplier or other material business relationship if such action could have a material negative impact on the business of the Heartland Companies. Section 9.13 Guarantee. As an inducement for Buyer to enter into this Agreement and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Glade, who will derive a direct or indirect benefit in connection with the transactions contemplated by this Agreement, hereby absolutely, irrevocably and unconditionally guarantees to Buyer the prompt payment and performance by Oak Hill of all of its obligations to Buyer under this ARTICLE IX (collectively, the “Guaranteed Obligations”) as and when the same shall be due and payable in accordance with the terms of this Agreement and unconditionally covenants and agrees that it shall be liable for the Guaranteed Obligations as a primary obligor. The guaranty provided by Glade set forth in this Section 9.13 (the “Guaranty”) is an irrevocable, absolute, continuing guaranty of prompt payment and performance and not a guaranty of collection. The obligations of Glade under this Guaranty shall be primary, irrevocable, direct and immediate and not conditional or contingent upon pursuit by Buyer of any remedies it may have against any Oak Hill under this Agreement or any remedies it might have against any other Person. This Guaranty may not be revoked by Glade and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Glade. The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced or otherwise modified in any manner or to any extent shall not release, diminish or discharge the obligations of Indemnity Guarantor to Buyer with respect to the Guaranteed Obligations. This Guaranty may be enforced by Buyer and its successors and assigns. If all or any part of the Guaranteed Obligations shall not be paid when due, Glade shall, on demand therefor and without other presentment, protest, notice of

- 79 - 4859-2467-6647.5 protest, notice of non-payment, notice of intention to accelerate, notice of acceleration, or any other notice whatsoever, all such notices being hereby waived by Glade, pay (within ten (10) Business Days of demand) in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Buyer. ARTICLE X TERMINATION Section 10.01 Termination. This Agreement may be terminated at any time prior to the Closing: (a) by the mutual written consent of Seller Representative and Buyer; (b) by Buyer by written notice to Seller Representative if: (i) there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by any Seller or the Purchased Company pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VIII and such breach, inaccuracy or failure has not been cured by such Seller or the Purchased Company within ten (10) Business Days of Seller Representative’s receipt of written notice of such breach from Buyer; or (ii) any of the conditions set forth in Section 8.01 or Section 8.02 shall not have been fulfilled by September 30, 2022 (the “End Date”), unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; provided, that if the only closing condition that remains to be satisfied (other than closing conditions that, by their terms, can only be satisfied as of Closing), is approval under the HSR Act or other applicable antitrust Law, or a pending investigation under applicable antitrust Law, the End Date shall be extended until (x) thirty (30) days following the date on which the relevant Governmental Authority either provides its consent, authorization, order, or approval of the transactions contemplated by this Agreement or announces that it has completed such investigation without further action, or (y) the date on which the relevant Governmental Authority announces that it will oppose or refuse to grant its consent for the transactions contemplated by this Agreement; (c) by Seller Representative by written notice to Buyer if: (i) there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VIII and such breach, inaccuracy or failure has not been cured by Buyer within ten (10) Business Days of Buyer’s receipt of written notice of such breach from Seller Representative; or (ii) any of the conditions set forth in Section 8.01 or Section 8.03 shall not have been fulfilled by the End Date, unless such failure shall be due to the failure of any Seller or the Purchased Company to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; provided, that if the only closing condition that remains to be satisfied (other than closing conditions that, by their

- 80 - 4859-2467-6647.5 terms, can only be satisfied as of Closing), is approval under the HSR Act or other applicable antitrust Law, or a pending investigation under applicable antitrust Law, the End Date shall be extended until (x) thirty (30) days following the date on which the relevant Governmental Authority either provides its consent, authorization, order, or approval of the transactions contemplated by this Agreement or announces that it has completed such investigation without further action, or (y) the date on which the relevant Governmental Authority announces that it will oppose or refuse to grant its consent for the transactions contemplated by this Agreement; (d) by Buyer or Seller Representative in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable; or (e) automatically upon the termination of (i) the purchase agreement with respect to the Heartland Agriculture Transaction, or (ii) the purchase agreement with respect to the Heartland Leverage Lender Transaction. Section 10.02 Effect of Termination. In the event of the termination of this Agreement in accordance with this ARTICLE X, this Agreement shall forthwith become null and void and there shall be no liability on the part of any party hereto except: (a) as set forth in this ARTICLE X and ARTICLE XI hereof; and (b) that nothing herein shall relieve any party hereto from liability for any willful or intentional breach of any provision of this Agreement, for Fraud by such party (in connection with any representation or warranty in this Agreement), or fraud (in connection with any covenant or agreement in this Agreement). ARTICLE XI SELLER REPRESENTATIVE Section 11.01 Appointment of Seller Representative. (a) Each Seller irrevocably appoints and authorizes Robert Caldwell as his or its representative under this Agreement (“Seller Representative”) and in such capacity as his or its agent and attorney-in-fact to take such action as agent and attorney-in-fact on each Seller’s behalf and to exercise such powers under this Agreement as are specified herein, together with all such powers as are reasonably incidental thereto (the “Seller Representative Duties”). Seller Representative may perform his Seller Representative Duties as such through sub-agents and attorneys-in-fact and shall have no liability for any acts or omissions of any such sub-agent or attorney. Buyer shall be entitled to deal exclusively with Seller Representative on behalf of any and all Sellers with respect to all Seller Representative Duties, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Seller by Seller Representative, and on any other action taken or purported to be taken on behalf of any Seller by Seller Representative, as fully binding upon such Seller, in each case in connection with the Seller Representative Duties.

- 81 - 4859-2467-6647.5 (b) Each Seller, fully and without restriction, agrees to be bound by all notices given and received and agreements and determinations made by and documents executed and delivered by Seller Representative under or in connection with this Agreement or any of the transactions contemplated hereby, in each case in connection with the Seller Representative Duties. (c) Seller Representative may consult with legal counsel, accountants and other experts selected by Seller Representative and shall not be liable to any Seller for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. (d) Seller Representative shall not be liable for any action or omission otherwise taken by Seller Representative hereunder except in the case of willful misconduct by Seller Representative. Seller Representative shall not be deemed to be a trustee or other fiduciary on behalf of Sellers or any other Person, nor shall Seller Representative have any liability in the nature of a trustee or other fiduciary. Seller Representative does not make any representation or warranty as to, nor shall it be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the performance or observance of any of the covenants or agreements of Sellers under this Agreement (except those express covenants or agreements of Seller Representative set forth herein), or (iii) the genuineness of this Agreement or any other instrument or writing furnished in connection herewith or therewith. Seller Representative shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, email or other writing) believed by it to be genuine and to be signed or sent by the proper party. (e) Each Seller shall, ratably in accordance with its Purchase Price Allocation Percentage pay or reimburse Seller Representative, upon presentation of an invoice, for all costs and expenses of Seller Representative (including fees and expenses of third parties retained by Seller Representative) in connection with the Seller Representative Duties. (f) Each Seller, ratably in accordance with its Purchase Price Allocation Percentage, agrees to indemnify, defend and hold harmless Seller Representative and Seller Representative’s agents, attorneys or advisors against any damages that such indemnitees may suffer or incur in connection with service as Seller Representative, or any action taken or omitted by such indemnitees hereunder (except such resulting from such indemnitees’ willful misconduct). (g) Seller Representative may resign at any time by giving written notice thereof to Buyer and Sellers. Upon any such resignation or upon Seller Representative’s death or legally determined incapacity, Sellers shall appoint a successor Seller Representative. If no successor Seller Representative shall have been appointed by Sellers and have accepted such appointment within 60 days after the retiring Seller Representative gives a notice of resignation, then the retiring Seller Representative, may, on behalf of Sellers appoint a successor Seller Representative, which may be any Seller or a third party provider of trust or representative services and will notify Buyer in writing accordingly. Upon the acceptance of an appointment as Seller Representative hereunder by a successor Seller Representative, such successor Seller

- 82 - 4859-2467-6647.5 Representative shall thereupon succeed to and become vested with all the rights and duties of the former Seller Representative, and the former Seller Representative shall be discharged from its duties and obligations hereunder. After a Seller Representative’s resignation or otherwise ceasing to serve hereunder as Seller Representative, the provisions of this Agreement shall inure to such former Seller Representative’s benefit as to any actions taken or omitted to be taken while acting as Seller Representative. ARTICLE XII MISCELLANEOUS Section 12.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, however, that (i) Sellers shall pay or cause to be paid 50% of all aggregate costs and expenses associated with obtaining the R&W Insurance Policy (including premium, underwriting fees, brokerage fees, legal fees, surplus lines and other taxes and surcharges), which amount shall be characterized as a Transaction Expense and (ii) Buyer shall, if any filing is necessary, pay or cause to be paid 100% of any filing fee payable to a Governmental Authority in connection with the applicable requirements of the HSR Act. Section 12.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12.02): If to any Seller, Seller Representative or the Heartland Companies prior to Closing: Robert Caldwell 10555 Pioneers Blvd Lincoln, NE 68520 E-mail: caldwellcorp1@gmail.com with a copy to: Koley Jessen P.C., LLO One Pacific Place 1125 S. 103rd Street, Suite 800 Omaha, NE 68124 E-mail: brian.harr@koleyjessen.com Attention: Brian L. Harr If to Buyer or the Heartland Companies after Closing: Titan Machinery Inc.

- 83 - 4859-2467-6647.5 644 East Beaton Drive West Fargo, ND 58078-2648 Attention: General Counsel E-mail: Steve.Noack@titanmachinery.com with a copy (not constituting notice) to: Hodgson Russ LLP The Guaranty Building 140 Pearl Street, Suite 100 Buffalo, NY 14202 Attention: John J. Zak Craig M. Fischer Email: jzak@hodgsonruss.com cfischer@hodgsonruss.com Section 12.03 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. References to documents being “made available” or “delivered” will mean (i) that any such document was posted as of 6:00 p.m. Central Time on the date prior to the date of this Agreement in the online data room operated by Firmex under the heading Project Red (the “Dataroom”), (ii) that any such document was made accessible to Buyer and its Representatives as of the time of such posting, and (iii) the responsiveness of such document to a particular provision of this Agreement is reasonably apparent on the face of such document. Section 12.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. Section 12.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 6.07(f), upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

- 84 - 4859-2467-6647.5 Section 12.06 Entire Agreement. This Agreement, the Exhibits and the Disclosure Schedules constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Exhibits and Disclosure Schedules (other than an exception set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control. Section 12.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of parties hereto may assign its rights or obligations hereunder without the prior written consent of the other parties hereto; provided, however, that prior to the Closing Date, Buyer may, without the prior written consent of Sellers or the Purchased Company, assign all or any portion of its rights under this Agreement to one or more of its direct or indirect wholly-owned subsidiaries; provided that Buyer remains Liable for compliance with the terms of this Agreement. No assignment shall relieve the assigning party of any of its obligations hereunder. Section 12.08 No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Section 12.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Section 12.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). (b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH

- 85 - 4859-2467-6647.5 HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 12.10(c). Section 12.11 Seller Release. Effective as of the Calculation Time, each Seller, including on behalf of anyone claiming through such Seller (including such Seller’s Affiliates) and the heirs, executors, personal representatives, successors and assigns of any of the foregoing (collectively, the “Seller Releasing Parties”), hereby irrevocably and unconditionally releases and forever discharges each of Buyer, each of the Heartland Companies, Heartland Agriculture LLC, Heartland Ag Kansas, LLC, Heartland Guaranty, LLC, Heartland Leverage Lender, LLC, each subsidiary of any of the foregoing, and each current and former equityholder, director, manager, officer, employee and agent of any of the foregoing, and the respective heirs, executors, personal representatives, successors and assigns of each of the foregoing (collectively, the “Buyer Released Parties”), of and from any and all Actions and Losses, whatsoever, whether in law, common law, or in equity, and whether based on or alleged to be associated with an Action founded in negligence or strict liability, which any of the Seller Releasing Parties now has, ever had or may have against each of the Buyer Released Parties, now or in the future, in each case, arising out of or in connection with any matter, cause, thing, fact or circumstance which existed on or prior to the Closing Date or arising out of events occurring or conditions existing on or prior to the Closing Date. Notwithstanding the foregoing, nothing contained in this Section 12.11 will operate to waive or release any and all Actions or Losses, whatsoever, whether in law, common law, or in equity, and whether based on or alleged to be associated with an Action founded in negligence or strict liability (i) that any Seller Releasing Party has under this Agreement, any Exhibit or Schedule hereto or any other agreement, certificate, or instrument delivered in connection with the transactions contemplated hereby or thereby; (ii) any contract of employment and/or consultancy services with Buyer, the Heartland Companies, or any of their respective Affiliates to which such Seller Releasing Party is a party and which shall continue to have effect following Closing; (iii) subject to the limitations set forth in Section 9.10 hereof, with

- 86 - 4859-2467-6647.5 respect to any indemnification rights of a Seller Releasing Party under the Heartland Companies’ organizational documents, if any; and (iv) that any Seller Releasing Party now has, has ever had or may hereafter have against any of the Buyer Released Parties on account of or by reason of any matter, cause or thing whatsoever to the extent arising solely at or after the Closing. Section 12.12 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such breach. It is accordingly agreed that, prior to a valid termination of this Agreement in accordance with its terms: (a) Buyer shall be entitled to an injunction, specific performance and other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by Sellers or the Heartland Companies and to enforce specifically all of the terms and provisions hereof, and (b) Sellers and the Heartland Companies shall be entitled to an injunction, specific performance and other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by Buyer and to enforce specifically all of the terms and provisions hereof. Sellers and the Heartland Companies, on the one hand, and Buyer, on the other hand, hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of the provisions of this Agreement identified above in this Section 12.12 by such party. In addition, it is agreed that the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without posting a bond or undertaking, this being in addition to any other remedy to which they are entitled at law or in equity. Section 12.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. [SIGNATURE PAGE FOLLOWS]

Securities Purchase Agreement Signature Page IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above. SELLERS: OAK HILL CAPITAL, LLC By: _/s/ Gordon Glade Name: Gordon Glade Title: Manager /s/ Jeff Keller Jeff Keller /s/ Robert Caldwell Robert Caldwell GLADE: (solely for purposes of being bound by Sections 6.07 and 9.13 hereof) /s/ Gordon Glade Gordon Glade

Securities Purchase Agreement Signature Page PURCHASED COMPANY: HEARTLAND SOLUTIONS, LLC By: /s/ Robert Caldwell Name: Robert Caldwell Title: Manager

Securities Purchase Agreement Signature Page SELLER REPRESENTATIVE /s/ Robert Caldwell Robert Caldwell, as Seller Representative

BUYER: TITAN MACHINERY INC. By: /s/ David Meyer Name: David Meyer Title: Board Chair and Chief Executive Officer